Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ASPENBIO PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October __, 2010

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of AspenBio Pharma, Inc. (the “Company”) to be held at Charlotte Marriott City Center, Charlotte, North Carolina 28202 on November 22, 2010 at 1:00 PM local time.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely,

Stephen T. Lundy,
Chief Executive Officer and President

ASPENBIO PHARMA, INC.
1585 S. Perry Street
Castle Rock, Colorado 80104
(303) 794-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 22, 2010

October __, 2010

To the Shareholders of AspenBio Pharma, Inc.:

The Annual Meeting of Shareholders (the “Meeting”) of AspenBio Pharma, Inc., a Colorado corporation (the “Company”) will be held at Charlotte Marriott City Center, Charlotte, North Carolina 28202 on November 22, 2010 at 1:00 PM local time, for the purpose of considering and voting upon proposals to:

1.	Election of Directors. Elect the nine directors named in the attached Proxy Statement to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

2.	Amendment to Stock Incentive Plan. Adopt an amendment to the 2002 Stock Incentive Plan to increase the number of shares reserved under the Plan by 700,000 from 6,100,000 to 6,800,000 shares.

3.
Ratification of Appointment of Independent Accounting Firm.  Ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ended December 31, 2011.

4.
Reverse Stock Split.  Approve a proposal to authorize the Board of Directors to effect, in its discretion (if the Board of Directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing) prior to February 4, 2011, a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least 1-for-2 and of up to 1-for-6, to be determined by the Board of Directors, and, in connection with such reverse stock split, approve a corresponding amendment to the Company’s Articles of Incorporation, as amended, to reduce the total number of shares of Common Stock the Company is authorized to issue to 30,000,000 if a reverse stock split of 1-for-3, 1-for-4 or 1-for-5 is effected, or to 20,000,000 if a reverse stock split of 1-for-6 is effected, subject to the authority of the Board of Directors to abandon such amendment.

5.	Other Matters. Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on October 8, 2010 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.

This Proxy Statement, the Company’s 2009 Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q for the two quarters ended June 30, 2010, and the proxy card are available online at:  www.aspenbioproxyinfo.com.

EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                            BY ORDER OF THE BOARD OF DIRECTORS,

                            Gail S. Schoettler, Chair of the Board of Directors

2

AspenBio Pharma, Inc.
1585 S. Perry Street
Castle Rock, Colorado 80104
(303) 794-2000

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 22, 2010

October __, 2010

To Our Shareholders:

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of AspenBio Pharma, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at Charlotte Marriott City Center, Charlotte, North Carolina 28202 on November 22, 2010 at 1:00 PM local time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement, the accompanying proxy card, the Company’s 2009 Annual Report on Form 10-K (as amended), the Company’s Quarterly Reports on Form 10-Q for the two quarters ended June 30, 2010, and the Notice of Annual Meeting of Shareholders (collectively, the “Proxy Materials”) are first being mailed to shareholders beginning on or about October __, 2010.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Company’s Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company does not currently intend to retain a third party proxy solicitor for the Meeting, but may later elect to do so.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

Voting Rights and Votes Required

Holders of shares of AspenBio Pharma, Inc. common stock (the “Common Stock”), at the close of business on October 8, 2010 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting.  On the Record Date, ____________ shares of Common Stock were outstanding.  Holders of Common Stock are entitled to one vote per share.

The presence, in person or by proxy, of holders of one-third of the shares outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting.  In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of directors under Proposal One, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without respect to either (1) broker non-votes, or (2) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposals Two through Proposal Four.  As to these proposals, a shareholder may: (1) vote “FOR” the proposal, (2) vote “AGAINST” the proposal, or (3) “ABSTAIN” with respect to the proposal.  Abstentions and broker non-votes will not be taken into account for purposes of determining the outcome of Proposal Two, Three or Four.

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

Shares of Common Stock represented by all properly executed proxies received at the Company’s transfer agent by November 19, 2010 will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the slate of directors described herein; “FOR” approval of the adoption of the amendment to the 2002 Stock Incentive Plan as described herein; “FOR” ratification of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and “FOR” approval of the authority of the Board of Directors to effect a reverse stock split as described herein and approval of the corresponding amendment to the Articles of Incorporation, as amended, in connection with the reverse stock split as described herein.  Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (1) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (2) presenting to the Company a later-dated proxy; or (3) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Management

The number of shares outstanding of the Company’s common stock at September 30, 2010 was 40,138,324. The following table sets forth the beneficial ownership of the Company’s Common Stock, as of September 30, 2010, by each Company director and executive officer, including each named executive officer, and by all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership	Percent of Class
Stephen T. Lundy (2)	Chief Executive Officer, President and Director	100,000	*
Daryl J. Faulkner (3)	Executive Chairman and Director	176,667	*
Gregory S. Pusey (4)	Vice Chairman, Vice President, Investor Relations and Director	1,343,847	3.3%
Gail S. Schoettler (5)	Lead Director	415,000	1.0%
Douglas I. Hepler Ph.D.(6)	Director	346,300	*
David E. Welch (7)	Director	300,000	*
Mark J. Ratain, M.D. (8)	Director	60,875	*
Michael R. Merson (9)	Director	65,850	*
John H. Landon (10)	Director	39,012	*
Gregory L. Bennett (11)	Senior Vice President, Product Development and Manufacturing	100,000	*
Jeffrey G. McGonegal (12)	Chief Financial Officer	683,864	1.7%
Mark Colgin, Ph.D. (13)	Chief Scientific Officer	538,742	1.3%
All Directors and Executive Officers as a Group (14 persons) (14)		4,170,156	9.7%

* Holds less than 1%

(1)	The address for each of the officers and directors of the Company is c/o AspenBio Pharma, Inc., 1585 Perry Street, Castle Rock, CO 80104.

(2)	Includes options to acquire 100,000 shares at $2.28 per share. Excludes options to acquire 300,000 shares at $2.28 per share, which are not currently exercisable.

(3)
Includes 10,000 shares held in the Daryl J. and Teri L. Faulkner Family Trust.  Include options to acquire 166,667 shares at $1.69 per share.  Does not include options to acquire 333,333 shares at $1.69 per share which vest equally in January 2011 and 2012.

(4)
Includes 736,276 shares directly owned by Mr. Pusey. Also, includes 76,466 shares held by Mr. Pusey’s wife and his wife’s IRA account; however Mr. Pusey disclaims beneficial ownership of these shares. Also includes: (i) 60,433 shares held in Mr. Pusey’s IRA account, (ii) 6,409 shares held jointly with his wife and (iii) 14,263 shares held by Cambridge Holdings Ltd. Mr. Pusey is President, a director and principal shareholder of Cambridge.  Further, Mr. Pusey’s beneficial ownership includes options to acquire 100,000 shares at $1.21 per share, options to acquire 250,000 options at $0.80 per share, options to acquire 50,000 shares at $2.96 per share, options to acquire 33,333 shares at $6.63 per share and options to acquire 16,667 shares at $1.33 per share. Excludes options to acquire 16,667 shares at $6.63 per share which vest in January 2011, options to acquire 33,333 shares at $1.33 per share which vest equally in January 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(5)
Includes 15,000 shares directly owned. Also includes options to acquire 100,000 shares at $1.47 per share, options to acquire 50,000 shares at $.85 per share, options to acquire 100,000 shares at $.96 per share, options to acquire 50,000 shares at $1.60 per share, options to acquire 50,000 shares at $2.96 per share, options to acquire 33,333 shares at $6.63 per share and options to acquire 16,667 shares at $1.33 per share.  Excludes options to acquire 16,667 shares at $6.63 per share which vest in January 2011, options to acquire 33,333 shares at $1.33 per share which vest equally in January 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(6)
Includes 5,000 shares directly owned plus 41,300 shares held by Dr. Hepler’s wife. Dr. Hepler disclaims ownership of the shares held by his wife. Also includes options to acquire 100,000 shares at $1.50 per share, options to acquire 50,000 shares at $.80 per share, options to acquire 50,000 shares at $1.60 per share, options to acquire 50,000 shares at $2.96 per share, options to acquire 33,333 shares at $6.63 per share and options to acquire 16,667 shares at $1.33 per share. Excludes options to acquire 16,667 shares at $6.63 per share which vest in January 2011, options to acquire 33,333 shares at $1.33 per share which vest equally in January 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(7)
Includes options to acquire 100,000 shares at $.76 per share, options to acquire 50,000 shares at $.80 per share, options to acquire 50,000 shares at $1.60 per share, options to acquire 50,000 shares at $2.96 per share, options to acquire 33,333 shares at $6.63 per share and options to acquire 16,667 shares at $1.33 per share. Excludes options to acquire 16,667 shares at $6.63 per share which vest in January 2011, options to acquire 33,333 shares at $1.33 per share which vest equally in January 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(8)
Includes options to acquire 44,209 shares at $6.13 per share and options to acquire 16,667 shares at $1.33 per share. Excludes options to acquire 22,104 shares at $6.13 per share which vest in March 2011, options to acquire 33,333 shares at $1.33 per share which vest equally in January 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(9)
Includes 5,400 shares held directly.  Also includes options to acquire 43,783 shares at $6.38 per share and options to acquire 16,667 shares at $1.33 per share.  Excludes options to acquire 21,891 shares at $6.38 per share which vest in July 2011, options to acquire 33,333 shares at $1.33 per share which vest equally in January 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(10)
Mr. Landon has assigned his option rights to a trust for which Mr. Landon serves as the trustee.  Includes options to acquire 22,345 shares at $5.87 per share and options to acquire 16,667 shares at $1.33 per share. Excludes options to acquire 44,690 shares at $5.87 per share which vest equally in December 2010 and 2011, options to acquire 33,333 shares at $1.33 per share which vest equally in January 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(11)
Includes options to acquire 100,000 shares at $2.09 per share.  Does not include options to acquire 100,000 shares at $2.09 per share which vest equally in September 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(12)
Includes 224,031 shares held directly, 15,000 shares held by his IRA and 1,500 shares owned by his daughter. Also includes options to acquire 60,000 shares at $1.47, options to acquire 140,000 shares at $1.21 per share, options to acquire 100,000 shares at $.75 per share, options to acquire 50,000 shares at $.80 per share, options to acquire 50,000 shares at $2.96 per share, options to acquire 26,667 shares at $6.63 per share and options to acquire 16,667 shares at $1.33 per share. Excludes options to acquire 13,333 shares at $6.63 per share vesting in January 2011, options to acquire 33,333 shares at $1.33 per share which vest equally in January 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(13)
Includes 472,075 shares held directly. Also includes options to acquire 50,000 shares at $1.97 per share and options to acquire 16,667 shares at $1.33 per share. Excludes options to acquire 33,333 shares at $1.33 per share which vest equally in January 2011 and 2012 and also excludes options to acquire 50,000 shares that were granted in January 2010 at $2.20 per share which vest annually over three years commencing in January 2011.

(14)	Includes the shares owned and the exercisable options described in footnotes two through thirteen.

Security Ownership of Certain Beneficial Owners

The number of shares outstanding of the Common Stock at September 30, 2010 was 40,138,324.  The following table sets forth the beneficial ownership of the Common Stock, as of September 30, 2010, by each person (other than the directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
RMB Capital Management, LLC 115 S. LaSalle St., 34th Floor Chicago, IL 60603	3,609,286	9.0%

The Peierls Foundation, Inc. c/o U.S. Trust Company of N.Y. 114 West 47th Street New York, N.Y. 10036	3,128,413	7.8%

Changes in Control

There are no arrangements known to the Company which may result in a change in control of the Company.

MANAGEMENT

Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors.  Directors serve for a term of one year and until their successors have been elected and qualified, or until their earlier resignation or removal.  There are no family relationships among any of the Company’s directors and executive officers.  None of the executive officers or directors has been involved in any legal proceedings of the type requiring disclosure by the Company during the past five years.  Further, there is no arrangement or understanding between any director pursuant to which he or she was selected as a director.

On October 7, 2010, the Board of Directors, based on recommendations made by the Nominating and Corporate Governance Committee, made changes to the governance structure of the Company to streamline the governance structure and to reduce costs while retaining the experience and participation of all of its directors.  Effective as of October 7, 2010, Gail Schoettler became Chair of the Board of Directors of the Company, Daryl Faulkner stepped down from the officer role of Executive Chairman and the office of Vice Chairman was eliminated.  As a result of these changes, all directors continue to hold office as a director of the Company, including Messrs. Faulkner and Pusey, and the designation of “Lead Director” was eliminated with the appointment of Ms. Schoettler as non-executive Chair of the Board.

The following table sets forth names and ages of all executive officers and directors of the Company and their respective positions with the Company as of the date of this Proxy Statement:

Name	Age	Position
Stephen T. Lundy	49	Chief Executive Officer and President and a Director
Gail S. Schoettler	67	Non-Executive Chair of the Board
Daryl J. Faulkner	62	Director
Douglas I. Hepler Ph.D.	63	Director
David E. Welch	63	Director
Mark J. Ratain, M.D.	55	Director
Michael R. Merson	66	Director
John H. Landon	70	Director
Gregory S. Pusey	58	Vice President, Investor Relations and a Director
Gregory L. Bennett	48	Senior Vice President, Product Development and Manufacturing
Jeffrey G. McGonegal	59	Chief Financial Officer and Secretary
Mark Colgin Ph.D.	42	Chief Scientific Officer

Board of Directors

Stephen T. Lundy was appointed to the positions of Chief Executive Officer and President on March 24, 2010.  Effective on the same date, he was appointed to the Company’s Board of Directors.  Mr. Lundy has more than 20 years of experience in drug and diagnostic product development and commercialization. He most recently was Chief Executive Officer of MicroPhage from 2008 to 2010. Mr. Lundy was Senior VP of sales and marketing for Vermillion from 2007 to 2008. Mr. Lundy joined Vermillion from GeneOhm (2003-2007), a division of Becton, Dickinson and Company Diagnostics, where he served as Vice President of Sales and Marketing.  At GeneOhm, Mr. Lundy successfully led the commercial launch of several novel molecular diagnostic assays including the first molecular test for Methicillin Resistant Staphylococcus Aureus.  From 2002 to 2003, Mr. Lundy served as Vice President of Marketing for Esoterix, Inc., which was acquired by Laboratory Corporation of America, and led the commercial integration and re-branding of the numerous reference labs acquired by Esoterix. Prior to Esoterix, he served as Marketing Director for Molecular Diagnostics and Critical Care Testing at Bayer Diagnostics Corporation. Mr. Lundy graduated from the United States Air Force Academy with a Bachelor of Science and was an officer with the United States Air Force from 1983 to 1988.

Gail S. Schoettler Ambassador Gail Schoettler has served on the board of AspenBio Pharma, Inc., since August 2001.  She was the Lead Director from January 2009 to October 7, 2010, when she became non-executive Chair of the Board.  She also serves on the boards of Masergy Communications, Inc., a privately held global network service provider and Delta Dental of Colorado, a privately held dental benefits company.  She is a member of the audit committees of all three companies and chairs the corporate governance committees of two of them including AspenBio Pharma, Inc.  She serves on the boards of The Colorado Trust, where she chairs the investment committee, and several non-profit organizations.  Former corporate board positions include CancerVax, Inc., PepperBall Technologies, Inc., AirGate PCS, Women’s Bank, Equitable Bancshares of Colorado and Fischer Imaging.  She has served as a U.S. Ambassador, appointed by President Clinton, and as Colorado’s Lt. Governor and State Treasurer.  In 1998, she narrowly lost her bid for Governor of Colorado.  She started two successful banks and helps run her family’s cattle ranch (where she grew up), vineyards and real estate enterprises.  She and her husband own a travel company that focuses on introducing business and community leaders to their counterparts overseas as well as to other countries’ cultures, economies, and history.  She earned a BA in economics from Stanford and MA and Ph.D. degrees in African History from the University of California at Santa Barbara.  Among her numerous awards is the French Legion of Honor (France’s highest civilian award) from President Jacques Chirac of France.

Daryl J. Faulkner was appointed to the Company’s Board of Directors, and to the newly created position of Executive Chairman, on January 19, 2009.  Mr. Faulkner held the position of Executive Chairman from January 19, 2009 until October 7, 2010.  He continues to serve as a director of the Company.  From February 10, 2009 to March 24, 2010, Mr. Faulkner served as the Company’s interim Chief Executive Officer.  Mr. Faulkner has more than 25 years experience in developing and commercializing medical devices, drug and drug delivery systems, life science research tools, and molecular diagnostics.  He most recently served for approximately one year as president, CEO and member of the board of directors of Digene Corporation, a NASDAQ-traded company prior to its acquisition in July 2007 by Qiagen (traded on NASDAQ’s Global Select market).  He has continued to serve as a consultant to Qiagen supporting the integration of the two companies and serving as co-chair of the executive steering committee with the new CEO of Qiagen. Faulkner also currently serves as a member of the board of directors of Osmetech, an emerging molecular diagnostics company.  Prior to joining Digene, Faulkner spent eight years with Invitrogen (now merged as Life Technologies Corp., a NASDAQ-traded company) in a number of senior roles, including SVP Europe, SVP IVGN International Operations, and SVP of Strategic Business Units. Prior to Invitrogen, Faulkner’s career included 15 years with the Fortune 100 company, Abbott Laboratories, holding leadership positions in manufacturing operations and plant management. Mr. Faulkner received a bachelor’s degree in Industrial Relations from the University of North Carolina and a MA in Business Management from Webster University.

Douglas I. Hepler, Ph.D. joined the Company’s Board of Directors in March of 2004.  Commencing in 2006 Dr. Hepler became President of KADO Consulting a then newly formed consulting firm.  Through April 2006 he served as Vice President of Research and Development for IDEXX Pharmaceuticals, Inc., a wholly owned subsidiary of IDEXX Laboratories, Inc.  Dr. Hepler was responsible for the overall technical leadership of the Pharmaceutical Division of IDEXX Pharmaceuticals, Inc.  Dr. Hepler was also the Co-founder and Executive Vice President of Blue Ridge Pharmaceuticals, Inc. before its sale to IDEXX Laboratories, Inc. in 1998.  While at Blue Ridge Pharmaceuticals, Dr. Hepler was instrumental in the development and FDA registration of Acarexx, Iverhart Plus, PZI Vet, Facilitator, Navigator, Pyrantel and CyFly.  Prior to Blue Ridge Pharmaceuticals, Dr. Hepler was instrumental in the development and FDA registration of Interceptor, Program and Sentenial while at Novartis Animal Health.  Dr. Hepler received a B.S. degree from Lock Haven University in biology, a M.S. from Colorado State University in microbiology and a Ph.D. from Colorado State University in immunology.

David E. Welch became a director of AspenBio Pharma in October 2004.  Since April 2004, Mr. Welch has served as Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a privately held company (publicly traded until June 2010) located in Golden, Colorado.  Mr. Welch formerly served as a director of PepperBall Technologies, Inc.  He also is a self-employed financial consultant.  From July 1999 to June 2002, Mr. Welch served as Chief Financial Officer, Secretary and Treasurer of Active Link Communications, Inc., a publicly traded company.  Mr. Welch served as a director of Bactolac Pharmaceutical, Inc. and its predecessors from February 2003 to December 2006, a company (publicly held until September 2006) engaged in manufacturing and marketing of vitamins and nutritional supplements.  During 1998 he served as Chief Information Officer for Language Management International, Inc., a multinational translation firm located in Denver, Colorado.  From 1996 to 1997, he was Director of Information Systems for Mircromedex, Inc., an electronic publishing firm, located in Denver, Colorado.  Mr. Welch also serves on the Board of Directors of Communication Intelligence Corporation, a publicly traded company.  He received a B.S. degree in accounting from the University of Colorado.  Mr. Welch is a Certified Public Accountant, licensed in the state of Colorado.

Mark J. Ratain, M.D. was appointed to our Board of Directors in March 2008.  Dr. Ratain is a hematologist / oncologist and a clinical pharmacologist.  He is the Leon O. Jacobson Professor of Medicine, Director of the Center for Personalized Therapeutics, and Associate Director for Clinical Sciences for the Comprehensive Cancer Center at the University of Chicago.  Dr. Ratain has been associated with the Department of Medicine at the University of Chicago since 1983.  He has authored and co-authored more than 350 articles and book chapters.  Dr. Ratain previously served from 1998 to 2008, as a director of DATATRAK International, Inc., a publically traded company providing services to entities engaged in clinical trials.  He received his A.B. Degree in Biochemical Sciences from Harvard University and his M.D. from the Yale University School of Medicine.

Michael R. Merson was appointed to our Board of Directors in July 2008.  Since 2003, Mr. Merson has served on the board and was elected Chairman in 2004 of CareFirst – Blue Cross/Blue Shield the sixteenth largest health insurer in the United States with annual revenues of approximately $7.0 billion and covering over 3.2 million insured individuals.  CareFirst is part of the BlueCross/Blue Shield group of insurance providers that collectively cover 100 million lives in the U. S.  Mr. Merson previously held director and executive officer positions, primarily President and / or CEO with MedStar Health, Helix Health, Inc., Franklin Square Hospital Center and Preferred Health Network.  He continues to provide consulting services to primarily healthcare related enterprises, focused on merger and acquisition, goal setting, business and governance issues and executive compensation and benefits through Michael R. Merson, LLC and Yaffe & Company, consultants.  He received a B.S.B.A. from the University of Denver and an M.B.A. from The George Washington University.

John H. Landon was appointed to our Board of Directors in December 2008.  Mr. Landon’s career includes more than 30 years of broad, multi-functional experience with the DuPont Company.  Prior to retiring from active management, Mr. Landon served as Vice President and General Manager of medical products for DuPont.  He had worldwide responsibility for all of DuPont’s medical products businesses, encompassing total annual sales of $1 billion and more than 5,000 employees.  In addition to other director roles, Mr. Landon served as Chairman of the board of Cholestech Corporation prior to its 2007 sale to Inverness Medical and as a director of Digene Corporation prior to its 2007 sale to Qiagen.  He currently is a member of the board of LipoScience, Inc., and Christiana Care Health System, and a member of the board of advisors for Water Street Healthcare Partners.  Mr. Landon received his B.S. in Chemical Engineering from the University of Arizona.

Gregory S. Pusey became a director of AspenBio Pharma, Inc. in February 2002, Chairman in May 2003 and in January 2009 became the Vice Chairman of the Board, a newly created position.  On October 10, 2010, the position of Vice Chairman of the Board was eliminated.  Mr. Pusey continues to serve as a director of the Company.  On January 1, 2010, Mr. Pusey was appointed to the office of Vice President, Investor Relations, of the Company.  Mr. Pusey has served as a director since December 2002, and served as Chairman from December 2002 to April 22, 2009 of PepperBall Technologies, Inc., (OTC: PBAL.PK), or its predecessors, a publicly held provider of non-lethal projectiles, launchers and security related products.  Since 1988, Mr. Pusey has been the President and a director of Cambridge Holdings, Ltd.  Mr. Pusey is secretary and a director of Bactolac Pharmaceutical, Inc., a private company (publicly held until September 2006) engaged in manufacturing and marketing of vitamins and nutritional supplements.  Mr. Pusey graduated from Boston College with a B.S. degree in Finance.

Mr. Pusey has informed us that he is a named defendant in a California state court action which is proceeding against PepperBall Technologies, Inc. and Mr. Pusey, which action was brought by five individual former or current shareholders of PepperBall Technologies, Inc. and alleges fraud, negligent misrepresentation, breach of fiduciary duty, and California Corporations Code claims in connection with their purchase of PepperBall Technologies, Inc. stock.  A separate federal court action was filed by the same plaintiffs against PepperBall Technologies, Inc. and certain of its officers and directors; this federal court action has been dismissed as to all parties, but the plaintiffs have the right to refile such federal action.  The California state court trial commenced in late August 2010, but the judge declared a mistrial because of the lack of sufficient seated jurors to hear the case.  The case has been re-scheduled for trial in November 2010.

Executive Officers

Stephen T. Lundy – see above under “Board of Directors.”

Daryl J. Faulkner – see above under “Board of Directors.”

Gregory S. Pusey – see above under “Board of Directors.”

Gregory L. Bennett became Senior Vice President – Product Development and Manufacturing of the Company as of January 1, 2010, and previously had served as a consultant to the Company since September 2009.  Mr. Bennett has more than 25 years of experience in product design and development focused in cassette and instrument test formats, including point-of-care (“POC”) and home test products.  He recently served as General Manager of Cholestech’s operations following the company’s acquisition by Inverness Medical Innovations, Inc., in 2007.  At Cholestech, Mr. Bennett served as Vice President of research and development where he was responsible for the development and launch of its cholesterol instrument and cartridge system for POC use.  Prior to his six years with Cholestech / Inverness, Bennett spent 12 years with LifeScan, Inc., a Johnson & Johnson Company, where he served in increasing levels of responsibility and lastly as Director of process development engineering.  At LifeScan, he led the group responsible for the process development, scale-up and commercialization of several blood glucose monitoring devices.  Mr. Bennett earned his B.S. in Mechanical Engineering from the University of Wisconsin, and has received specialized training in Process Excellence/Six Sigma and Stanford Executive Training – Corporate Finance and Portfolio Management.

Jeffrey McGonegal became Chief Financial Officer of the Company in June 2003, was appointed Corporate Secretary in January 2010 and served as interim President in December 2004 and January 2005.  Mr. McGonegal also serves, on a limited, part-time basis, as Chief Financial Officer of PepperBall Technologies, Inc., (OTC: PBAL.PK), a publicly held provider of non-lethal projectiles, launchers and security related products.  Mr. McGonegal also serves, on a limited, part-time basis, as Senior Vice President — Finance of Cambridge Holdings, Ltd., a small publicly held company with limited business activities.  Mr. McGonegal served as Chief Financial Officer of Bactolac Pharmaceutical, Inc. and had been associated with its predecessors through October 2006, a company (publicly held until September 2006) engaged in manufacturing and marketing of vitamins and nutritional supplements.  From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as Managing Partner of the Denver, Colorado office. Mr. McGonegal was elected in 2005 to serve on the board of Imagenetix, Inc., a publicly held company in the nutritional supplements industry. He received a B.A. degree in Accounting from Florida State University.

Mr. McGonegal has informed us that he was a named defendant in separate federal and California state court actions filed against PepperBall Technologies, Inc. and certain of its officers and directors by certain shareholders of PepperBall Technologies, Inc., in which five individual former or current shareholders of PepperBall Technologies, Inc. allege fraud, negligent misrepresentation, breach of fiduciary duty, and California Corporations Code claims in connection with their purchase of PepperBall Technologies, Inc. stock.  Both the federal litigation and the California state court action have been dismissed against Mr. McGonegal.

Mark Colgin, Ph.D. was appointed Chief Scientific Officer of the Company in February 2009. Dr. Colgin joined the Company in September 2000 and served as Director of Recombinant Technology until he was promoted to Chief Scientist in January 2003.  Prior to joining the Company, his areas of research included the characterization and artificial synthesis of spider silk proteins, regulation of gene expression, neurovirology and gene delivery systems.  Dr. Colgin received a B.S. in Biochemistry and a Ph.D. in Molecular Biology from the University of Wyoming.

Qualifications, Attributes and Skills of our Board of Directors

The Nominating and Corporate Governance Committee (the “Nominating Committee”), with input from the Chief Executive Officer, screens director candidates and evaluates the qualification and skills applicable to the Company of the existing members of the Board.  In overseeing the nomination of candidates for election, and the qualifications and skills of incumbent directors, the Nominating Committee, and subsequently the Board, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as a director.  Directors are expected to bring specialized talents to the Board that add value to the Board’s deliberative process and advance the business goals of the Company.  The Board has determined that experience in the life sciences industries for either human or animal products, financial and investment experience, publicly held company experience and governmental experience are generally useful qualifications for directors, and the composition of the Board reflects such assessment.  All of the incumbent directors exhibit outstanding records of success in their chosen careers and have demonstrated their ability to devote the time and energy necessary to serve on the Board and to advance the business goals and strategies of the Company.

The directors have the following additional qualifications and skills that make them productive members of the Board:

•	Gail Schoettler – extensive business experience, years of public service and extensive board experience;

•	Douglas Hepler Ph.D. – pharmaceutical and regulatory experience at the executive level in the field of animal health;

•	David Welch – financial and information systems expertise, particularly in publicly traded companies;

•	Mark Ratain, M.D. – medical practice expertise and previous public company board experience;

•	Michael Merson – health insurance company executive and extensive experience in the health care provider industry;

•	John Landon – extensive executive experience in the life science industry, with particular experience with medical products businesses, and broad compensation committee experience;

•	Daryl Faulkner – significant chief executive and senior executive experience in medical device and medical diagnostics publicly traded companies, both national and global;

•	Gregory Pusey – significant investment and business experience in publicly traded and privately held companies in a variety of industries; and

•
Stephen Lundy – over 20 years’ experience in drug and diagnostic development companies, including experience leading the commercial launch of diagnostic products and participation in merger and acquisition transactions in the industry.

Independence of the Board of Directors

Our Board of Directors currently consists of Messrs. Lundy, Faulkner, Pusey, Welch, Merson, Landon, Drs. Ratain and Hepler and Ms. Schoettler.  Effective March 24, 2010, Mr. Lundy was appointed to the Board of Directors and entered into an employment agreement with the Company as its Chief Executive Officer and President.  Upon Mr. Lundy’s hiring, Mr. Faulkner resigned his position as interim Chief Executive Officer, a position he had held since February 2009; he remained in the position of Executive Chairman until October 7, 2010 when he stepped down from that position.  Mr. Faulkner remains a director of the Company.  The Company defines “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.  Messrs. Welch, Merson and Landon, Drs. Hepler and Ratain, and Ms. Schoettler qualify as independent and none of them have any material relationship with the Company that might interfere with his or her exercise of independent judgment.

The non-employee directors, other than Ms. Schoettler, receive cash compensation of $1,000 per month as compensation for service on our Board.  The non-employee directors typically receive a stock option grant upon joining the Board and additional stock option grants, generally annually, for service on the Board.  The directors are reimbursed for all expenses incurred by them in attending board meetings.  Effective October 7, 2010, Ms. Schoettler, as non-executive Chair of the Board, receives cash compensation of $2,000 per month, starting in October 2010, and will receive, in the usual cycle for stock option grants, a stock option grant equal to 1.5 times the amount granted to the non-employee directors.  The employee directors, Messrs. Lundy and Pusey, receive no additional consideration for service on the Board of Directors.

Meetings of the Board and Committees and Description of Committees

Board of Directors: The Company’s Board of Directors held ten meetings during the Company’s year ended December 31, 2009, and thirteen additional meetings through September 30, 2010.  Such meetings consisted of meetings at which all of the directors were present in person or by telephone.  Each of our directors then serving attended at least 75% of the meetings of the Board and the committees on which they served during 2009.  The Company does not have a formal policy with regard to board members’ attendance at annual meetings, but encourages them to attend shareholder meetings.  Each Board member then serving attended our most recent annual meeting of shareholders held on November 20, 2009, except Dr. Hepler and Mr. Pusey, whose absences were known and excused.

Audit Committee:  The Company has a separately designated standing Audit Committee established in accordance with Section 3(a) (58) (A) of the Exchange Act.  The Company’s independent directors serving on the Audit Committee, which consists of:  David Welch (who serves as Chair of the Committee), Gail Schoettler and Michael Merson.  Mr. Welch has been designated as the financial expert on the Audit Committee.  The Company defines “independent” as that term is defined in Rule 5605(a)(2)4200(a) (15) of the NASDAQ listing standards.  In July 2010 the Board of Directors adopted an amended and restated charter for the Audit Committee. The amended and restated Audit Committee Charter is available on our website at www.aspenbiopharma.com.

The Audit Committee held eight meetings during the year ended December 31, 2009, and five meetings through September 30, 2010.  A majority of the members attended each meeting in person or by telephone.

The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the Audit Committee:

REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of AspenBio Pharma, Inc.

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements.  Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2009, we have:

•	reviewed and discussed the audited financial statements with management and the independent accountants;

•	approved the appointment of the independent accountants;

•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

•
received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant the accountant’s independence.

Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in the Company’s 2009 Annual Report to Shareholders on Form 10-K for that fiscal year.

Respectfully submitted,
The Audit Committee of AspenBio Pharma, Inc.
David Welch, Chair
Gail Schoettler, Member
Michael R. Merson, Member

Nominating and Corporate Governance Committee:   The Company’s independent directors serving on the Nominating Committee consists of:  Gail Schoettler (who serves as Chair of the Committee), Douglas Hepler and Mark Ratain.  Duties of the Nominating Committee include oversight of the process by which individuals may be nominated to our Board of Directors.  Our Nominating Committee’s charter was adopted by the Board of Directors on March 17, 2004 and amended effective July 15, 2010, and is available on our web site at www.aspenbiopharma.com.  There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors.  The specific process for evaluating new directors, including shareholder-recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company.  The Nominating and Corporate Governance Committee will determine the desired profile of a new director, the competencies they are seeking, including experience in one or more of the following: highest personal and professional integrity, demonstrated exceptional ability and judgment and who shall be most effective in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.  Candidates will be evaluated in light of the target criteria chosen.  The Nominating Committee does not have a formal diversity policy; in addition to the foregoing it considers race and gender diversity in selection of qualified candidates.

The Nominating Committee held two meetings in the fiscal year ended December 31, 2009 and two meetings through September 30, 2010.  On October 7, 2010, the Nominating Committee nominated the nine nominees identified in Proposal One to stand for re-election to the Board of Directors.  The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Compensation Committee:   The Company’s Compensation Committee is comprised of, Douglas Hepler (who serves as Chair of the Committee), Mark J. Ratain, Michael R. Merson, and John H. Landon.  The Compensation Committee held four meetings in the fiscal year ended December 31, 2009, and has held an additional three meetings through September 30, 2010.  The Board of Directors adopted an amended and Restated Compensation Committee Charter in July 2010.  The amended and restated Compensation Committee Charter is available on our website at www.aspenbiopharma.com.

Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives.  This includes the responsibility: (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation.  When evaluating and determining the compensation of our executive officers, the Compensation Committee evaluates factors including the executive’s responsibilities, experience and the competitive marketplace.  Further, the Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate.  The Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that: the chief executive officer may not be present for the deliberation of or the voting on compensation for the chief executive officer.  The chief executive officer may, however, be present for the deliberation of or the voting on compensation for any other officer.  The Compensation Committee also has the authority and responsibility: (1) to review the fees paid to independent directors for service on the Board of Directors and its committees, and make recommendations to the board with respect thereto (however disinterested members of the board ultimately determine the fees paid to the independent directors); and (2) to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed.

COMPENSATION COMMITTEE REPORT
To the Board of Directors of AspenBio Pharma, Inc.

The Compensation Committee hereby reports to the Board of Directors that, in connection with this Proxy Statement we have:

•	reviewed and discussed with management the Compensation Discussion and Analysis disclosure; and

•	based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
The Compensation Committee of AspenBio Pharma, Inc.
Douglas Hepler, Chair
Mark J. Ratain, Member
Michael R. Merson, Member
John H. Landon, Member

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Officers and Directors and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission (“SEC”).  Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company during and for the Company’s year ended December 31, 2009 and as of September 30, 2010, there were no directors, officers or more than 10% shareholders of the Company who failed to timely file a Form 3, 4 or 5.

Code of Ethics and Whistle Blower Policy

In December 2003, the Board of Directors adopted a Code of Ethics that applies to its directors, officers (including its chief executive officer, chief operating officer, chief medical officer, chief financial officer, chief scientific officer, controller and other persons performing similar functions), and management employees generally.  The Code of Business Ethics is available on our website at www.aspenbiopharma.com.  We intend to post any material amendments to or waivers of, our Code of Ethics that apply to our executive officers, on this website. In addition, our Whistle Blower Policy is available on our website at www.aspenbiopharma.com.

Certain Relationships and Related Person Transactions

The Company’s Audit Committee is charged with reviewing and approving all related person transactions in advance.

Except for the employment agreements previously entered into between the Company and certain of its executive officers since January 1, 2008, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction, or in any proposed transaction, which has materially affected or will affect the Company.

Communications with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others). Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors. Any shareholder who wishes to communicate with the Board of Directors may write to:

David Welch
Chair, Audit Committee
c/o AspenBio Pharma, Inc.
1585 S. Perry Street
Castle Rock, CO 80104
email address: dwelch@welchconsul.com

The chair of the Audit Committee is the Board Communications Designee.  He will review all communications and report on the communications to the chair of the Nominating Committee, the full Board or the Non-Management Directors as appropriate.  The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.

Procedures for Nominating a Director Candidate

The Nominating Committee considers nominees proposed by our shareholders.  To recommend a prospective nominee for the Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to AspenBio Pharma, Inc. c/o Nominating Committee Chair, Gail Schoettler, via email at gailschoettler@msn.com or via first class U.S. mail, at AspenBio Pharma, Inc., 1585 S. Perry Street, Castle Rock, CO 80104.

A shareholder nomination submitted to the Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company in writing:

(i)           The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii)           The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii)          The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;

(iv)          Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K;

(v)           Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K);

(vi)          Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K;

(vii)         Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K; and

(viii)       The signed consent of the proposed nominee in which he or she consents to being nominated as a director of the Company if selected by the nominating committee, states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; states whether the proposed nominee is “independent” as defined by Rule 5605(a) of the NASDAQ listing standards; and attests to the accuracy of the information submitted in such consent.

Although the information may be submitted by fax, e-mail, mail, or courier, the Nominating Committee must receive the proposed nominee’s signed consent, in original form, within ten days of making the nomination. The date for nominations for next year’s annual meeting, which is expected to be held in July 2011, is set forth below under the heading “Shareholder Proposals.”

When the information required above has been received, the Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director.  The Nominating Committee has established criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints.  The Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company; identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership; and receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Nominating Committee and applicable laws.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes our compensation program for our named executive officers (“NEOs”) during the fiscal year ended December 31, 2009.  The following discussion focuses on our compensation program and compensation-related decisions for fiscal year 2009 and also addresses why we believe our compensation program is appropriate for the Company.

Compensation philosophy and overall objectives of executive compensation programs

It is our philosophy to link executive compensation to corporate performance and to create incentives for management to enhance our value.  The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions:

•	provide a competitive total executive compensation package that enables us to attract, motivate and retain key executives;

•	integrate the compensation arrangements with our annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives; and

•	provide variable compensation opportunities that are directly linked with our financial and strategic performance.

Procedures for determining compensation

Our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our NEOs.  The Compensation Committee relies on input from our Chief Executive Officer regarding the NEOs (other than himself) and Executive Chairman (other than himself), and on an analysis of our corporate performance.  With respect to the compensation for each of the Chief Executive Officer and the Executive Chairman, the Compensation Committee evaluates the Chief Executive Officer’s and Executive Chairman’s performance and sets his compensation.  With respect to our corporate performance as a factor for compensation decisions, the Compensation Committee considers, among other aspects, our long-term and short-term strategic goals and development goals.

Our Chief Executive Officer plays a significant role in the compensation-setting process of the other NEOs and makes recommendations to the Compensation Committee concerning performance objectives and salary and bonus levels for the other NEOs.  The Compensation Committee, at least annually, then discusses the recommendations with the Chief Executive Officer.  The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer.  The Compensation Committee makes recommendations to the full Board of Directors for their final approval regarding the overall compensation structure for the NEOs.  In fiscal year 2009, the Compensation Committee and the Board approved the Chief Executive Officer’s recommendations for salary and bonus with respect to each of the other NEOs.

In determining the adjustments to the compensation of our NEOs, as of July 2009 we participated in the Radford Global Life Sciences Survey of compensation.  Information obtained from this survey was used in summary form for informational purposes for our compensation considerations.  We do not use such information or other information to benchmark the compensation of our NEOs.  Our Compensation Committee also relied on their experience with other public companies, and the Radford compensation data and those experiences informed and guided our compensation decisions for fiscal 2009.

Elements of compensation

The compensation of our NEOs consists primarily of four major components:  base salary; annual incentive awards; long-term equity awards; and other benefits.

Base salary

The base salary of each of our NEOs is determined based on an evaluation of the responsibilities of that particular position, each NEO’s historical salary earned in similar management positions with the Company or other companies, the terms of any applicable employment agreement and information derived from the Radford compensation data described above.  A significant portion of each NEO’s total compensation is in the form of base salary.  The salary component is designed to provide the NEOs with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth. Annually, the performance of each NEO is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer with respect to the other NEOs and its own assessment of the Chief Executive Officer, taking into account our operating and financial results for the year, a subjective assessment of the contribution of each NEO to such results, the achievement of our strategic growth and any changes in our NEOs’ roles and responsibilities.  Following such determinations, base salaries for Mr. McGonegal and Dr. Colgin (both officers of the Company during 2008) were increased for 2009.  The base salary increase for Mr. McGonegal was based primarily, in accordance with the terms of his employment agreement, on his reduction of commitments to third parties, which allowed him to devote more of his professional time to the business of the Company.  For Dr. Colgin, the base salary increased was made because of his promotion to Chief Scientific Officer of the Company during 2009.

Annual incentive plan

The NEOs, other than Daryl Faulkner, participated in the Company’s annual incentive plan for senior management (the “Incentive Plan”) for 2009.  Under the Incentive Plan, management of the Company develops annual corporate goals and milestone objectives that are then approved by the Compensation Committee and the Board.  The Incentive Plan is designed to recognize and reward our employees, including the NEOs, for contributing towards the achievement of this annual corporate business plan.  These annual incentive awards are designed to reward near-term operating performance and the achievement of milestones critical to the Company’s success in both the near and the long-term.  The Compensation Committee believes the Incentive Plan serves as a valuable short-term incentive program for providing cash bonus opportunities for our employees upon achievement of targeted operating results and achievement of corporate objectives.  The 2009 Incentive Plan was 60% weighted on goals related to advancement of development activities surrounding our appendicitis product, with the balance weighted between animal health advances, organizational activities and strategic planning. Specifically, the goals (and weighted factors) were:

•	Advances on AppyScore™ developments (60% of total), including:

o	continuing to advance the Company’s ELISA–based AppyScore product through the FDA process;

o	making advances in the manufacturing process for the cassette and instrument version of the AppyScore product; and

o	performing product and commercialization work in the areas of potential market size, commercialization strategies and reimbursement strategies.

•	Advances on veterinary sciences milestones and strategies relating to the Company’s products in development (10% of total), including:

o	achieving FDA support for zero withdrawal to support luteinizing hormone (“LH”) products in development;

o	completing technology transfers for product manufacturing; and

o	assessing and implementing a strategy for commercializing the Company’s animal health products.

•	Achieve specified organizational goals (10% of total), including:

o	reorganizing the Medical Advisory Board and Animal Health Advisory Board to provide the Company with industry insight and information;

o	identifying leadership for the Company’s animal health business;

o	reviewing and implementing changes, as needed, in the Company’s financial, legal and investor relations consultants and advisors;

o	performing website maintenance and updates; and

o	implementing facilities changes.

•
Finalize interim strategy for the strategic plan for the business (20% of total), including strategies for the appendicitis and animal health businesses and evaluation of potential fund raising opportunities.

Under the Incentive Plan for 2009, the pool of available dollars was reserved based upon an amount equal to 30% of the base salaries of the officers of the Company, other than the chief executive officer, at the beginning of 2009 for a potential pool of $265,500.  The Compensation Committee then established and quantified the specific corporate objectives to be achieved in 2009, as set forth above.  If the corporate objectives were fully achieved, 100% of that pooled amount would then be distributed among the eligible officers at the end of the fiscal year.

For fiscal 2009, it was determined that the corporate objectives were achieved at a 64% level, therefore the available pool was $169,000.  This determination was made based on achievement of the identified goals as follows:  (1) submission of a 510(k) application for, and significant progress in performing a clinical trial related to, the Company’s ELISA-based AppyScore product; (2) re-formulation of the Company’s Medical Advisory Board; (3) finalizing manufacturing plans for the cassette and instrumentation system for AppyScore; (4) establishment of an initial commercialization strategy for AppyScore; (5) progress on a development strategy for the animal health business; (6) recruitment of leadership for the animal health business; (7) progress in identifying the need for, and making changes to certain of the Company’s consultants and advisors in the financial, legal and investor relations areas; (8) completion of website updates; (9) finalization of facilities changes; and (10) finalization of interim strategies for the appendicitis and animal health businesses and successful completion of a fund raising transaction in September 2009.  Following such determinations, such 64% achievement percentage was applied to the available pool to provide a pool of $169,000 for bonus awards under the 2009 Incentive Plan.  Management then made recommendations, that were reviewed and approved by the Compensation Committee and, ultimately, the Board to allocate such available pool among the officers based upon their contribution, in their respective positions with the Company, to achievement of such corporate objectives.  The Compensation Committee believes the incentive awards were warranted and consistent with the contributions of the NEOs during 2009 to achievement of the targeted corporate objectives.  Management, the Compensation Committee and the Board, in making such determinations, also took into account the length of time during the fiscal year that each NEO was in his position, which impacted Dr. Caspari’s award based on his employment for most, but not all, of 2009.

The Company has a small leadership team, and its members function as part of a unit to achieve the corporate objectives, however, among the NEOs, Dr. Caspari, the Chief Medical Officer and COO, was identified as providing leadership in the achievement of the AppyScore 510(k) submission and clinical trial process, and Medical Advisory Board achievements; Dr. Colgin provided leadership in his role as Chief Scientific Officer in the achievement of the animal health business objectives; Mr. Pusey provided leadership in the fund raising transaction and investor relations assessment and Mr. McGonegal, the Company’s CFO, participated in and provided leadership in the achievement of the manufacturing, financial, facilities, website and fund-raising objectives.  No additional individual goals or objectives were considered in the determination of bonuses awarded under the 2009 Incentive Plan; only the achievement of the above-identified corporate objectives was considered.  The total pool of available dollars was allocated based on such leadership and group participation in meeting the corporate objectives achieved, and the pool of available dollars did not exceed the aggregate available.

In the case of the chief executive officer’s bonus, the ultimate payout, if any, is determined by the Board of Directors after reviewing the recommendation of the Compensation Committee.  Mr. Faulkner, the CEO from February to December 2009, was not eligible for a bonus under the Incentive Plan in 2009.

Long-term equity awards

The Compensation Committee believes that it is essential to align the interests of the NEOs with the interests of our shareholders, and believes the best way to accomplish this alignment is through awards of long-term, equity-based compensation.  The Compensation Committee has also identified the need to recruit and retain experienced, high performing executives, and equity-based awards assist in such recruitment and retention.  Such awards are made under the AspenBio Pharma Amended and Restated 2002 Stock Incentive Plan, as amended (the “Plan”).

The Company has granted stock options as incentive stock options in accordance with Section 422 of the Code, subject to the volume limitations contained in the Code, as well as non-qualified stock options.  Generally, for stock options that do not qualify as incentive stock options, the Company is entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value, at the time of exercise, of the stock for which the stock option was exercised.  The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, the Company does not receive a tax deduction, and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option.  Historically, the Company has primarily granted incentive stock options to provide these potential tax benefits to its executives and because of the limited expected benefits to the Company of the potential tax deductions as a result of its historical net losses.

The Board of Directors made annual stock option awards to the NEOs in January 2009.  The NEO annual awards for stock options, other than the chief executive officer, are generally awarded at the same level for each NEO and have been based upon the same annual award levels as used for the grants to independent directors.  The Board of Directors made the decision to establish the annual awards at such level in 2008, and does not consider individual factors in setting such equity compensation amounts.  The stock options generally have a term of ten years and are subject to time-based vesting over three years.  During 2009 the Company also made “new hire” stock options awards to Dr. Caspari and to Mr. Faulkner upon their joining the Company.  In addition, for certain NEOs performance-based vesting, tied to achievement of specific corporate goals is used to provide additional incentives to tie compensation more closely to the defined needs of the Company.  During 2009 certain of the stock options awarded to Mr. Faulkner, our CEO upon his joining the Company, were vested upon the successful completion of a capital-raising transaction.

In September 2009, the Board of Directors adopted a Change in Control policy for the Plan.  A “Change in Control” is defined under the Plan as (i) the acquisition, directly or indirectly, by any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 of the beneficial ownership of more than fifty percent of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) the sale or transfer or other disposition of all or substantially all of the assets of the Company, (iv) the complete liquidation or dissolution of the Company or (v) any reverser merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities are transferred.  Under the adopted policy, in the event of a Change in Control, all outstanding stock option and rights granted under the Plan and held by Directors and NEOs will fully vest.  The Board believes that this acceleration of vesting of outstanding awards provides the executives at risk for job loss in any Change of Control with certainty as to the impact of the Change in Control on such long-term compensation.

The Compensation Committee periodically reviews long-term incentives to assure that our NEOs and other key employees are appropriately motivated and rewarded in a way that is aligned with our long-term financial results.

Other benefits

Perquisites and Other Benefits.  We offer our NEOs modest perquisites and other personal benefits that we believe are reasonable and in our best interest and generally in line with benefits we offer to all of our employees. See “Executive Compensation— Summary compensation table.”

Severance Benefits.  We have entered into employment agreements with several of our NEOs. These agreements provide our NEOs with certain severance benefits in the event of involuntary termination. See “Executive Compensation — Employment agreements and post-employment benefits.”

Pension benefits

The Company has no defined benefit plans, supplemental executive retirement plans or actuarial plans.

Nonqualified defined contribution and other deferred compensation plans

The Company does not have any nonqualified defined contribution or deferred compensation plans.

Compensation and Other Benefits of Named Executive Officers

This table provides compensation disclosure, for fiscal years 2009, 2008 and 2007 for the NEOs, who are (1) any individual serving in the office of Chief Executive Officer (CEO) during any part of 2009, and the Chief Financial Officer (CFO); and (2) the Company’s three most highly compensated executive officers, other than the CEO and the CFO, who were serving in such capacity on December 31, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Stephen T. Lundy	2009	—	—	—	—	—	—	—
Chief Executive Officer (1)

Daryl J. Faulkner,	2009	233,974	—	—	696,000	—	61,284	991,258
Executive Chairman and Former Chief Executive Officer (2)

Richard G. Donnelly,	2009	31,250	—	54,800	—	—	167,876	253,926
Former Chief Executive Officer and Director (3)	2008	250,000	37,500	—	140,719	—	30,946	459,165
	2007	222,917	—	74,000	234,900	280,000	31,784	843,601

Robert F. Caspari, M.D.,	2009	222,596	—	—	445,200	50,000	10,483	728,279
Chief Operating Officer/ Chief Medical Officer (4)

Gregory S. Pusey	2009	150,000	—	—	54,800	38,000	18,390	261,190
Vice Chairman (5)	2008	150,000	—	—	195,400	—	20,613	366,013
	2007	100,000	—	—	117,450	125,000	—	342,450

Jeffrey G. McGonegal,	2009	167,523	—	—	54,800	40,000	18,390	280,713
Chief Financial Officer	2008	110,000	—	—	156,320	—	20,613	286,933
	2007	100,000	—	—	117,450	80,000	20,857	318,307

Mark A. Colgin, Ph.D.	2009	146,875	—	—	54,800	23,000	11,429	236,104
Chief Scientific Officer	2008	125,000	—	—	—	26,600	12,417	164,017
	2007	105,000	—	—	—	60,000	12,378	177,378
_______________

(1)
Stephen T. Lundy joined the Company on March 24, 2010 as Chief Executive Officer and President.  Mr. Lundy also serves as a Director of the Company; he will not receive additional compensation for serving in such role.

(2)
Mr. Faulkner served as Chief Executive Officer of the Company during 2009 beginning on February 10, 2009, and also served as Executive Chairman and a Director during 2009.  Mr. Faulkner does not receive any additional compensation for service on the Board.   Amounts included with the “All Other Compensation” column in 2009 for Mr. Faulkner include:  temporary living and travel accommodations he was provided at a total cost of $49,271 and coverage under the Company’s group medical plan at a total cost of $12,013.

(3)
On February 10, 2009, Mr. Donnelly resigned from his positions as President, Chief Executive Officer and Director of the Company, positions that he had held since 2005.  During his tenure with the Company, Mr. Donnelly did not receive any additional compensation for serving as a Director. Amounts included with the “All Other Compensation” column for Mr. Donnelly include: temporary living accommodations he was provided at a total cost of $2,067, $11,045 and $10,917, in 2009, 2008 and 2007, respectively; coverage under the Company’s group medical plan at a total cost of $9,221, $14,743 and $16,016, respectively; and $4,851 in life insurance premiums during each year.  Also included in 2009 is $121,737 in severance payments and $30,000 in consulting payments to Mr. Donnelly.

(4)	Dr. Caspari joined the Company on February 10, 2009. He resigned from the Company effective August 20, 2010.

(5)	Mr. Pusey served as Vice Chairman during 2009 and as a Director. He did not receive additional compensation for service as a Director.

(6)
The “Option Awards” columns reflect the grant date fair value for all stock option awards granted under the Plan during 2007, 2008 and 2009.  These amounts are determined in accordance with FASB Accounting Standards Codification 718 (previously known as Statement of Financial Accounting Standards No. 123(R)) (ASC 718), without regard to any estimate of forfeiture for service vesting.  The amounts for 2007 and 2008 have been restated to comply with new disclosure rules of the Securities and Exchange Commission (SEC).  Assumptions used in the calculation of the amounts in these columns for 2007, 2008, and 2009 are included in footnotes 1 and 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Original Filing.

(7)
The “Non-Equity Incentive Plan Compensation” column reflects the annual cash bonuses earned under the Incentive Plan.  The bonuses listed were earned for the fiscal year reported, but paid in the subsequent year.

(8)
The “All Other Compensation” column for Dr. Caspari, Mr. Pusey, Mr. McGonegal and Dr. Colgin reflect amounts paid on behalf of the individuals for medical and in the case of Mr. Donnelly and Dr. Colgin, also includes life insurance benefits.

2009 GRANT OF PLAN-BASED AWARDS TABLE

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	(#)(2)	($/Sh)	($)(3)

Daryl J. Faulkner (4)	6/3/2009	—	—
	1/26/2009			500,000	1.69	696,000

Richard G. Donnelly (5)	6/3/2009	N/A	N/A
	1/27/2009			50,000	1.33	54,800

Robert F. Caspari, M.D. (6)	6/3/2009	0	71,828
	2/10/2009			300,000	1.80	445,200

Gregory S. Pusey	6/3/2009	0	48,402
	1/27/2009			50,000	1.33	54,800

Jeffrey G. McGonegal	6/3/2009	0	54,057
	1/27/2009			50,000	1.33	54,800

Mark A. Colgin, Ph.D.	6/3/2009	0	47,394
	1/27/2009			50,000	1.33	54,800
_____________________

(1)
The target bonus amounts under the Incentive Plan reflect the potential payout if the identified goals are achieved at the 100% level.  There is no maximum amount, and if the established goals are not achieved the NEO could receive no annual incentive award.  See above under “Compensation Discussion and Analysis - Annual incentive plan” for a discussion of the fiscal 2009 annual incentive plan goals, and see above under “Summary Compensation Table” for the actual payouts for fiscal 2009.  Mr. Faulkner did not receive an annual incentive award in 2009.

(2)
The “All Other Option Awards” column represents Non-Qualified Stock Options granted under the Plan.  The options will vest and become exercisable in three installments of one-third each on the first, second, and third anniversary of the date of grant.  In the event of a change in control, any unvested stock options will vest.

(3)
The “Grant Date Fair Value” for the stock option awards was determined by using the Black-Scholes option pricing model.  The dividend yield assumption was 0%; the expected volatility assumption ranged from 113 to 119%; the risk-free interest rate assumption ranged from 1.47 to 2.66%; and the expected term was five years.  These numbers are calculated based on the disclosure requirements and do not reflect the Company’s estimate of future stock price growth.  Use of this model should not be viewed in any way as a forecast of the future performance of the Company’s common stock, which will be determined by future events and unknown factors.

(4)	2009 options were granted in connection with Mr. Faulkner’s employment agreement executed upon his joining the Company as CEO.

(5)	Mr. Donnelly’s unvested options were forfeited upon his separation from the Company in 2009.

(6)	2009 options were granted in connection with Dr. Caspari’s employment agreement executed upon his joining the Company.

OPTIONS EXERCISED AND STOCK VESTED

Named Executive Officer	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Richard G. Donnelly	575,000	1,045,000	—	—
__________

(1)
Following his termination in 2009, Mr. Donnelly exercised a total of 575,000 stock options which had vested at the time of his termination.  The amount reflected in column (c) is based upon the closing price of the Common Stock on the dates the shares were exercised, which averaged $2.45 per share.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Daryl J. Faulkner (1)	50,000	450,000	—	1.69	1/26/2019

Richard G. Donnelly	—	—	—

Robert F. Caspari, M.D. (2)	—	300,000	—	1.80	2/10/2019

Gregory S. Pusey (3)	100,000	—	—	1.21	1/19/2014
	250,000	—	—	0.80	3/24/2014
	33,333	16,667	—	2.96	1/24/2017
	16,666	33,334	—	6.63	1/18/2018
	—	50,000	—	1.33	1/27/2010

Jeffrey G. McGonegal (4)	60,000	—	—	1.47	6/17/2013
	140,000	—	—	1.21	1/19/2014
	100,000	—	—	0.75	8/24/2014
	50,000	—	—	0.80	3/24/2015
	33,333	16,667	—	2.96	1/24/2017
	13,333	26,667	—	6.63	1/17/2018
	—	50,000	—	1.33	1/27/2019

Mark A. Colgin, Ph.D. (5)	50,000	—	—	1.97	11/21/2016
	—	50,000	—	1.33	1/27/2019

______________

(1)
These options were granted January 26, 2009 at $1.69 per share and are scheduled to vest 33% on the first, second anniversaries of the grant date, and 34% on the third anniversary of the grant date, with 100,000 of these options subject to forfeiture restrictions. The forfeiture restrictions related to 50,000 of Mr. Faulkner’s such stock options lapsed effective December 1, 2009 in consideration of the successful consummation of the October 2009 common stock offering and the forfeiture restrictions on the remaining 50,000 of such stock options shall lapse upon receipt of FDA approval for the ELISA appendicitis test.

(2)	These options were granted February 10, 2009 at $1.80 per share and are scheduled to vest 33% on the first, second anniversaries of the grant date, and 34% on the third anniversary of the grant date.

(3)
Includes options to acquire 100,000 shares at $1.21 which were granted on January 19, 2004, options to acquire 250,000 shares at $.80 per share which were granted March 24, 2005, options to acquire 50,000 shares at $2.96 per share which were granted January 24, 2007, options to acquire 50,000 shares at $6.63 which were granted January 18, 2008, and options to acquire 50,000 shares at $1.33 per share which were granted January 27, 2009.  All options are scheduled to vest on the first, second and third anniversaries of the grant date with the exception of the stock options granted in 2005 which were fully vested at grant date.

(4)
Includes options to acquire 60,000 shares at $1.47 which were granted on  June 17, 2003, options to acquire 140,000 shares at $1.21 per share which were granted January 19, 2004, options to acquire 100,000 shares at $.75 per share which were granted August 24, 2004, options to acquire 50,000 shares at $.80 per share which were granted March 24, 2005, options to acquire 50,000 shares at $2.96 which were granted January 24, 2007, options to acquire 40,000 shares at $6.63 per share which were granted January 17, 2008, and options to acquire 50,000 shares at $1.33 per share which were granted on January 27, 2009.  All options are scheduled to vest on the first, second and third anniversaries of the grant date with the exception of the stock options granted in 2005 which were fully vested at grant date.

(5)
Includes options to acquire 50,000 shares at $1.97 which were granted on November 21, 2006, and options to acquire 50,000 shares at $1.33 per share which were granted on January 27, 2009.  All options are scheduled to vest on the first, second and third anniversaries of the grant date.

Employment Agreements and Post-Employment Benefits

The Company has entered into employment agreements with certain of its NEOs, and provides post-employment benefits to its NEOs as follows:

Executive Chairman and former Chief Executive Officer

On January 19, 2009, we entered into an employment agreement with Mr. Faulkner which automatically renewed on January 19, 2010 for a one-year term and (unless terminated by either party as provided in the agreement).  The agreement provided, in the event that the agreement was terminated by the Company for other than cause, or if terminated by the Executive in the event of a change in control, severance payments based upon Mr. Faulkner’s salary for six months.  In the event of death or disability, severance payments based upon Mr. Faulkner’s salary were to be made for three months.  On October 7, 2010, the Company and Mr. Faulkner mutually terminated the agreement when he stepped down from the position of Executive Chairman.  Mr. Faulkner’s health benefits will continue until December 31, 2010, but no severance was paid in connection with such mutual termination of the agreement.

Chief Operating Officer and Chief Medical Officer

On February 2, 2009, we entered into an employment agreement with Dr. Caspari which automatically renewed on February 2, 2010 for a one-year term and (unless terminated by either party as provided in the agreement) will automatically renew on February 2, 2011.  The agreement provided in the event that the agreement is terminated by the Company for other than cause, or if terminated by the Executive in the event of a change in control, severance payments based upon Dr. Caspari’s salary for four months.  In the event of death or disability, severance payments based upon Dr. Caspari’s salary were to be made for four months.  Dr. Caspari resigned from his positions with the Company on August 20, 2010, and his employment agreement terminated.  No severance was paid in connection with such departure.  Dr. Caspari has agreed to assist with transition matters and Company projects through the provision of consulting services.

Chief Financial Officer

On February 2, 2009, we entered into an employment agreement with Mr. McGonegal which automatically renewed on February 2, 2010 for a one-year term and (unless terminated by either party as provided in the agreement) will automatically renew on February 2, 2011.  The agreement provides in the event that the agreement is terminated by the Company for other than cause, or if terminated by the Executive in the event of a change in control, severance payments based upon Mr. McGonegal’s salary will be made for six months.  In the event of death or disability, severance payments based upon Mr. McGonegal’s salary will be made for six months.

Chief Scientific Officer

Dr. Colgin does not have any special severance arrangements.  Accordingly, based on our standard policy, upon a termination for cause, without cause, in connection with a change in control or any other reason, Dr. Colgin shall receive his accrued salary, earned bonus, unreimbursed expenses and other entitlements to the date of termination, unless we decide at that time to provide additional severance compensation or benefits.

Agreements with Named Executive Officers entered after the end of our 2009 fiscal year

On March 24, 2010, we entered into an employment agreement with Mr. Lundy, our Chief Executive Officer and President, which automatically renews (unless terminated by either party as provided in the agreement) on March 24, 2011.  The agreement provides in the event that the agreement is terminated by the Company for other than cause, or if terminated by the Executive in the event of a change in control, severance payments based upon Mr. Lundy’s salary will be made for twelve months.  In the event of death or disability, severance payments based upon Mr. Lundy’s salary will be made for three months.

Effective as of January 1, 2010, we entered into an employment agreement with Gregory Pusey providing base annual compensation of $150,000 and an employment agreement Gregory Bennett providing base annual compensation of $225,000.  These agreements each have a one year term, which automatically renews unless cancelled by either party and provide for customary confidentiality, non-compete, bonus and benefit provisions.  Each agreement provides for the payment of severance in the event that the agreement is terminated for other than cause, or as a result of death or disability, with the amount of the severance payment of six months of the each executive’s salary.

The following table reflects the post-employment termination benefits that would have been received by our NEOs if a termination event had occurred on December 31, 2009:

Post-Employment Benefits

Named Executive Officer	Benefit	Death or Disability ($)	Change In Control (Single Trigger) ($) (2)	Change In Control Agreement (Double Trigger) ($)
Daryl J. Faulkner	Severance	62,500	-	125,000
	Options	-	22,500	-
	Total	62,500	22,500	125,000

Gregory S. Pusey (1)	Severance	-	-	-
	Options	-	20,500	-
	Total	-	20,500	-

Robert F. Caspari, M.D.	Severance	83,333	-	83,333
	Options	-	-	-
	Total	83,333	-	83,333

Jeffrey G. McGonegal	Severance	100,000	-	100,000
	Options	-	20,500	-
	Total	100,000	20,500	100,000

Mark A. Colgin	Severance	-	-	-
	Options	-	20,500	-
	Total	-	20,500	-

_________________
(1)	Mr. Pusey was not party to an employment agreement with the Company on December 31, 2009.

(2)	Represents the value of unvested, in-the-money stock options based on the closing price of the Common Stock of $1.74 per share on December 31, 2009.

2009 DIRECTOR COMPENSATION TABLE

Commencing in February 2007 the outside non-employee directors began receiving cash compensation of $500 per month which was increased to $1,000 each per month effective February 1, 2008.  Our non-employee directors typically receive a stock option upon joining the Board, and then are typically granted stock options annually.  The directors are reimbursed for all expenses incurred by them in attending board meetings.  Mr. Faulkner and Mr. Pusey received compensation as employees of the Company, please see the Summary Compensation Table for information regarding their compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Plan Compensation ($)	All Other Compensation ($)	Total ($)

Gail Schoettler (1)	$12,000	$—	$54,800	$—	$—	$—	$66,800
Douglas Hepler (2)	$12,000	$—	$54,800	$—	$—	$3,200	$70,000
David Welch (3)	$12,000	$—	$54,800	$—	$—	$—	$66,800
Dr. Mark Ratain (4)	$12,000	$—	$54,800	$—	$—	$35,000	$101,800
Michael R. Merson (5)	$12,000	$—	$54,800	$—	$—	$—	$66,800
John H. Landon (6)	$12,000	$—	$54,800	$—	$—	$—	$66,800
_______________

(1)
On January 27, 2009 Ms. Schoettler was granted options to acquire 50,000 shares at $1.33 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2009, Ms. Schoettler held a total of 450,000 options to acquire shares of our common stock.

(2)
On January 27, 2009 Dr. Hepler was granted options to acquire 50,000 shares at $1.33 per share, vesting over three years in arrears and expiring in ten years. Dr. Hepler received consulting fees which terminated in July 2009, of $3,200, paid to his consulting firm, for his services providing consulting and liaison services between the Animal Health Advisory Board and the board of directors.  As of December 31, 2009, Dr. Hepler held a total of 350,000 options to acquire shares of our common stock, exclusive of any options held by his wife which he disclaims any beneficial interest in.

(3)
On January 27, 2009 Mr. Welch was granted options to acquire 50,000 shares at $1.33 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2009, Mr. Welch held a total of 350,000 options to acquire shares of our common stock.

(4)
On January 27, 2009 Dr. Ratain was granted options to acquire 50,000 shares at $1.33 per share, vesting over three years in arrears and expiring in ten years. Dr. Ratain received consulting fees which terminated in July 2009, of $35,000 for his services providing consulting and liaison services between the Company’s medical and regulatory consultants and the Board of Directors. As of December 31, 2009, Dr. Ratain held a total of 116,313 options to acquire shares of our common stock.

(5)
On January 27, 2009 Mr. Merson was granted options to acquire 50,000 shares at $1.33 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2009, Mr. Merson held a total of 115,674 options to acquire shares of our common stock.

(6)
On January 27, 2009 Mr. Landon was granted options to acquire 50,000 shares at $1.33 per share, vesting over three years in arrears and expiring in ten years. As of December 31, 2009, Mr. Landon held a total of 117,035 options to acquire shares of our common stock.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee selected the independent accounting firm of GHP Horwath, P.C. (“GHP”) with respect to the audit of our financial statements for the year ended December 31, 2009.  A representative of GHP is not expected to be present at the Meeting.

Audit Fees.  Our principal accountant, GHP, billed us aggregate fees in the amount of approximately $120,000 for the year ended December 31, 2009 and approximately $99,000 for the year ended December 31, 2008.  These amounts were billed for professional services that GHP provided for the audit of our annual financial statements, review of the financial statements included in our reports on  Form 10-Q, review of our securities offerings and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.  We did not incur fees from our independent accounting firm for the years ended December 31, 2009 and 2008 for assurance and related services.

Tax Fees.  We did not incur fees from our independent accounting firm for the years ended December 31, 2009 and 2008 for tax compliance, tax advice, and tax planning.

Financial Information Systems Design and Implementation Fees.  Our information system runs on a local area network.  Our hardware and software systems aggregate source data underlying the financial statements for generating information that is significant to our financial statements taken as a whole.  We did not engage our principal accounting firm to design, develop or implement any such system.

All Other Fees.  We did not incur any other fees for the years ended December 31, 2009 and 2008.

The audit committee has considered the information described in “Financial Information Systems Design and Implementation Fees” and “All Other Fees” above and believes that it is compatible with maintaining the principal accountant’s independence.

Our principal accountant (through its full time employees) performed all work regarding the audit of our financial statements for the most recent fiscal year.

The pre-approval policies and procedures of the audit committee are described in the Audit Committee Charter. No pre-approval was required under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” as no services were performed by GHP and no fees incurred.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL ONE - ELECTION OF DIRECTORS

The Board of Directors is nominating all nine of the current Directors for re-election.  Each director, if re-elected, will serve for a one year term, until his or her successor is elected and qualified, or until their earlier death, resignation or removal.  Each director nominee has consented to being named as a director nominee in this Proxy Statement and to serving as a director if elected.  Please see pages 6 to 9 of this Proxy Statement under the heading “Board of Directors” for information regarding the nine nominees for re-election as a Director.

Changes to Board Structure

On October 7, 2010, the Board of Directors, based on recommendations made by the Nominating and Corporate Governance Committee, made changes to the governance structure of the Company to streamline the governance structure and to reduce costs while retaining the experience and participation of all of the Company’s directors.  Effective as of October 7, 2010, Gail Schoettler became Chair of the Board of the Company, Daryl Faulkner stepped down from the officer role of Executive Chairman and the office of Vice Chairman was eliminated.  As a result of these changes, all directors continue to serve as directors of the Company, including Messrs. Faulkner and Pusey, and the designation of “Lead Director” was eliminated with the appointment of Ms. Schoettler as non-executive Chair of the Board.

The non-employee directors, other than Ms. Schoettler, receive cash compensation of $1,000 per month as compensation for service on our Board.  The non-employee directors typically receive a stock option grant upon joining the Board and additional stock option grants, generally annually, for service on the Board.  The directors are reimbursed for all expenses incurred by them in attending board meetings.  Effective October 7, 2010, Ms. Schoettler, as non-executive Chair of the Board, receives cash compensation of $2,000 per month, starting in October 2010, and will receive, in the usual cycle for stock option grants, a stock option grant equal to 1.5 times the amount granted to the non-employee directors.  The employee directors, Messrs. Lundy and Pusey, receive no additional consideration for service on the Board of Directors.

Nominees for election of directors

The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the nine nominees for Director named below.  If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.  If elected, Stephen T. Lundy, Gail S. Schoettler, Daryl J. Faulkner, Douglas I. Hepler, Ph.D., David E. Welch, Mark J. Ratain M.D., Michael R. Merson, John H. Landon and Gregory S. Pusey will each hold office a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

Vote required and recommendation

The Board of Directors recommends a vote “FOR” the election of Messrs. Lundy, Welch, Merson, Faulkner, Pusey and Landon, Drs. Hepler and Ratain and Ms. Schoettler to the Board of Directors.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees.  Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.  Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election.  At this time, the Board knows of no reason why any nominee might be unavailable to serve.

PROPOSAL TWO - ADOPTION OF AN AMENDMENT TO THE 2002 INCENTIVE STOCK PLAN

On April 3, 2002, the Board of Directors of the Company initially adopted the 2002 Incentive Stock Plan (the “Plan”), under which a maximum of 900,000 shares of Common Stock were initially reserved to be issued under a “Right to Purchase” or upon the exercise of options (“Options”).  Since its adoption and the growth of the Company, the Plan has been amended to increase the number of shares reserved under the Plan.  As of November 2009, our shareholders have approved amendments increasing the number of shares reserved under the Plan to 6,100,000.

On October 7, 2010, our Board of Directors adopted an amendment increasing the total shares reserved under the Plan by 700,000 from 6,100,000 to 6,800,000 (the “Amendment”), with the Amendment being subject to shareholder approval.  The Amendment is being submitted to shareholders for approval at the Meeting.  Shareholder approval of the Amendment is sought to: (i) qualify it under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Act”), and thereby render certain transactions under it exempt from certain provisions of Section 16 of the Act; (ii) to permit the issuance of Options which will qualify as Incentive Options pursuant to the Internal Revenue Code of 1986 (the “Code”); and (iii) to comply with NASDAQ Marketplace Rule 5635(c).

The Board of Directors believes that increasing the number of shares available for the issuance of awards under the Plan is necessary and appropriate to permit the Company to continue to offer officers, directors, advisors and employees equity based compensation.  As of September 30, 2010, there are approximately 305,000 shares available for future issuances under the Plan, which number would increase to approximately 1,005,000 if the Amendment is approved.  If the shareholders do not approve the Amendment the number of shares reserved under the Plan will remain the same, and there will likely not be a sufficient number of shares available under the Plan to permit the Company to effectively utilize the Plan in 2011 and beyond.

The Plan provides the Committee with the authority to award:  (i) options intended to qualify as “incentive stock options” (“Incentive Options”) under Section 422 of the Code; (ii) non-incentive stock options which are not intended to qualify as Incentive Options (“Non-Incentive Options”); and (iii) shares issuable under a “Right to Purchase.”

The Plan is intended to provide incentives to officers, directors, employees and other persons, including consultants and advisers, who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that this also helps align the interests of the Company’s management and employees with the interests of shareholders. The terms of the Plan concerning the Incentive Options and Non-Incentive Options are substantially the same except that only employees of the Company are eligible to receive Incentive Options; employees and other persons are eligible to receive Non-Incentive Options, and Incentive Stock Options are subject to certain restrictions and limitations in compliance with Section 422 of the Code. The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of Incentive Options and/or Non-Incentive Options that may be granted reduces the number of Rights to Purchase which may be granted, and vice versa.

The following table sets forth summary information as to unexercised Options granted under the Plan as of September 30, 2010.

Name/Group	Number of Options
Stephen T. Lundy, Chief Executive Officer and President	400,000

Daryl J. Faulkner, Executive Chairman and Director	625,000

Jeffrey McGonegal – Chief Financial Officer	540,000

Mark Colgin – Chief Scientific Officer	150,000

Current Other Executives as a Group	800,000

Non-Executive Director Group	1,799,022

Non-Executive Employee and Consultant Group	1,211,167

Administration of the Plan

The Plan is administered by a Committee, which may consist of either (i) a committee, composed of at least two non-employee directors, appointed by the Company’s Board of Directors, or (ii) if no committee has been appointed, the Company’s Board of Directors (the “Committee”).  Currently the Board of Directors serves as the Committee administering the Plan.

In addition to determining who will be granted Options or Rights to Purchase, the Committee has the authority and discretion to determine when Options and Rights to Purchase will be granted and the number of Options and Rights to Purchase to be granted.  The Committee also may determine a vesting and/or forfeiture schedule for Rights to Purchase and/or Options granted, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan.  The Committee may determine the purchase price of the shares of Common Stock covered by each Option and determine the Fair Market Value per share. The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan.  The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

The Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Prohibition against repricing Options without shareholder approval

On September 18, 2009, our Board of Directors adopted an administrative amendment to the Plan to ensure that the Plan is consistent with our corporate governance policies and practices, and the rules of NASDAQ Listing Rules governing stock incentive plans.  Under this administrative amendment, the Company removed the explicit authority of the Committee under the Plan to grant Options in exchange for cancellation and termination of a previously granted Option, and added a provision to expressly prohibit the Committee from reducing the exercise price of any outstanding Options (repricing) without first receiving the approval of such repricing from the shareholders.

Eligibility

Participants in the Plan may be selected by the Committee from employees, officers and directors of, and consultants and advisors to, the Company and its subsidiary and affiliated companies, if any. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the Plan.

The grant of Options or Rights to Purchase under the Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of Options or Rights to Purchase may provide that termination of employment or cessation of service as an employee, officer, director, or consultant may result in forfeiture or cancellation of all or a portion of the Rights to Purchase, the underlying restricted stock, or Options.

Adjustment

In the event a change, such as a stock split, is made in the Company’s capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested Rights to Purchase, and in the exercise price and in the number of shares subject to each outstanding Option. The Committee also may make provisions for adjusting the number of Rights to Purchase or underlying outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company’s outstanding Common Stock. Options and Rights to Purchase may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the Option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Committee may take no action and provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee.

Income tax consequences of the Plan

The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment to recipients provided by Section 422 of the Code. Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Incentive Option is not sold within two years after the grant of the Incentive Option and is not sold within one year after the exercise of the Incentive Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An Optionee also may be subject to the alternative minimum tax upon exercise of his Options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options. The exercise price of Incentive Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options were granted. In addition, the aggregate fair market value (determined as of the date an Incentive Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for Incentive Options. This amount currently is $100,000. No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Incentive Option granted to the employee is at least 110 percent of the fair market value of the stock subject to the Incentive Option and the Incentive Option is not exercisable more than five years from the date of grant.

Non-Incentive Options do not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An Optionee does not recognize any taxable income at the time he or she is granted a Non-Incentive Option. However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an Optionee’s sale of shares acquired pursuant to the exercise of a Non-Incentive Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss. Upon an Optionee’s exercise of a Non-Incentive Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with the respect to the deemed compensation.

With respect to Rights to Purchase, generally, a grantee will recognize as ordinary income the fair market value of the restricted stock received upon purchasing the shares to the extent the Fair Market Value exceeds the purchase price.

Other provisions

The exercise price of an Option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the Option, or in a combination of cash, shares and property. The Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an Option and shall determine the value of the property received.

The authorization and subsequent issuance of additional shares of Common Stock upon the exercise of the Options granted under the Plan may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future. However, such effects might include dilution of the voting power and reduction of amounts available on liquidation on a per-shareholder basis.

Vote required and recommendation

Proposal Two requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote.

The Board of Directors recommends that shareholders vote “FOR” the adoption of the Amendment, as it provides a means of compensating management, directors, employees and other advisors and consultants of the Company without utilizing the Company’s cash resources.  The Amendment is set forth as Appendix A to this Proxy Statement, if approved, we will incorporate the Amendment and the administrative amendments described above into an Amended and Restated Plan.  Moreover, the Board of Directors believes that the having additional shares available for the issuance of Options and Rights to Purchase will help to align the interests of the Company’s employees, officers, directors, consultants and advisors who receive awards utilizing the additional shares made available by the Amendment with the interests of the Company’s shareholders by providing for the potential for increased share ownership in the Company which will provide an additional incentive for those persons to work for the success of the Company and to maximize shareholder value. In addition, the Board of Directors believes that having additional shares available for issuance under the Plan will help provide an incentive for those persons to put forth maximum efforts for the Company’s success in order to maximize the value of the compensation provided to them through the Rights to Purchase and Options.  Unless otherwise specified, the enclosed proxy will be voted “FOR” approval of Proposal No. 2.

PROPOSAL THREE - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

On July 15, 2010, our Board of Directors unanimously approved the Audit Committee’s recommendation to appoint GHP Horwath, P.C. (“GHP”) as our independent registered public accounting firm for the fiscal year ending December 30, 2011.  Further, the Board of Directors directed that we submit the selection of GHP for ratification by our shareholders at the Meeting.  Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board of Directors may reconsider its selection of GHP.  The Board considers GHP to be well qualified to serve as the independent auditors for the Company, however, even if the selection is ratified, the Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the current or subsequent fiscal year if the Audit Committee and Board of Directors determine that the change would be in the Company’s best interests.

Vote required and recommendation

The Board of Directors recommends a vote “FOR” Proposal Three.  Proposal Three requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Meeting. Unless otherwise specified, the enclosed proxy will be voted “FOR” the ratification of GHP Horwath, P.C. as our independent registered accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL FOUR - APPROVAL THAT AUTHORIZES THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT AND APPROVAL OF A CORRESPONDING AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, AND, AS APPLICABLE, REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, SUBJECT TO THE BOARD OF DIRECTORS’ AUTHORITY TO ABANDON SUCH AMENDMENT

The Board of Directors is asking shareholders to consider and approve a proposal to authorize the Board of Directors to effect, in its discretion (if the Board of Directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing) prior to February 4, 2011, a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least 1-for-2 and of up to 1-for-6, to be determined by the Board of Directors, and, in connection with such reverse stock split, to approve a corresponding amendment to the Company’s Articles of Incorporation, as amended (the “Articles”), and to reduce the total number of shares of Common Stock the Company is authorized to issue to 30,000,000 if a reverse stock split of 1-for-3, 1-for-4 or 1-for-5 is effected, or to 20,000,000 if a reverse stock split of 1-for-6 is effected, subject to the authority of the Board of Directors to abandon such amendment.

The proposed amendment to the Articles includes a range of exchange ratios for the reverse stock split because it is not possible to predict market conditions at the time the reverse split would be implemented.  If shareholders approve this proposal at the Meeting, the Board of Directors will be authorized, prior to February 4, 2011, to implement a reverse stock split at a ratio within the range, or to abandon the split, as determined in the discretion of the Board of Directors.  The Board will set the ratio for the reverse stock split or abandon the reverse stock split as it determines is advisable and in the best interests of the Company considering relevant market conditions at the time the reverse stock split is to be implemented or abandoned.  No further action on the part of the shareholders would be required either to effect a reverse stock split or to abandon it.

The Board of Directors believes that the availability of a range of reverse stock split ratios will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits to the Company and, therefore, our shareholders.  In determining which reverse stock split ratio to implement, if any, following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of the Common Stock;

•	the then-prevailing trading price and trading volume of the Common Stock and the anticipated impact of the reverse stock split on the trading market for the Common Stock;

•	business developments affecting the Company;

•	our ability to continue to list the Common Stock on The NASDAQ Capital Market; and

•	prevailing general market and economic conditions.

The reason for the reverse stock split is to allow the Company to continue to maintain the listing of the Common Stock on The NASDAQ Capital Market, and the Board of Directors will select the reverse stock split ratio that most closely accomplishes such goal at a market price that provides the Company with reasonable assurance of such continued listing.  The Board of Directors also may determine in its discretion not to effect any reverse stock split and not to file an amendment to the Articles.  If the reverse stock split proposal is approved by shareholders and the Board of Directors determines to implement the reverse stock split, the Company will provide, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board of Directors).  The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company, and will provide disclosure about such determination, if applicable.

If a reverse stock split of 1-for-3, 1-for-4 or 1-for-5 is effected, the amendment to the Articles will also include a reduction of the authorized shares of Common Stock to 30,000,000 and if a reverse stock split of 1-for-6 is effected, the amendment to the Articles will also include a reduction of the authorized shares of Common Stock to 20,000,000.

The Board of Directors believes that approval of a range for the ratio of the reverse stock split as opposed to an exact ratio of the reverse stock split provides it with flexibility to consider the then-current market conditions at the time of the reverse stock split, if effected, in order to best achieve the purposes of the reverse stock split.

The shareholders are being asked to approve the amendment to the Articles in substantially the form attached as Appendix B to this Proxy Statement to effect this reverse stock split.  If the shareholders approve the amendment to the Articles, they will be authorizing the Board of Directors to file the Articles of Amendment with the Secretary of State of the State of Colorado.  The reverse stock split, if the Board of Directors decides to implement one, would become effective upon the filing with, and acceptance of the proposed Articles of Amendment by, the Secretary of State of the State of Colorado.

Reasons for Proposing Authorization for a Reverse Stock Split

The Board of Directors believes that shareholders should authorize the reverse stock split proposal for the following reasons:

•
Compliance with NASDAQ Listing Standards.   The Common Stock is currently quoted on The NASDAQ Capital Market under the symbol “APPY.”  On August 27, 2010, we received correspondence from NASDAQ formally notifying the Company that its Common Stock bid price had failed to maintain the Capital Market minimum bid price of $1.00 per share for 30 consecutive trading days.  The Company filed a Form 8-K to report receipt of this letter on August 27, 2010.  The Company has until February 23, 2011 to restore its minimum bid price to at least $1.00 per share for at least ten trading days or its Common Stock shall no longer be listed on The NASDAQ Capital Market.  The delisting of our Common Stock may result in the trading of our Common Stock on the over-the-counter markets such as the OTC Bulletin Board or the Pink OTC Markets, Inc.  On October 4, 2010, the closing price of the Common Stock was $0.43.  The Board of Directors believes that the increase in the stock price that it expects to result from the reverse stock split will help us satisfy the minimum bid price requirement in order to maintain our Common Stock listing on The NASDAQ Capital Market.  If the Common Stock is delisted, it could be more difficult to buy or sell the Common Stock and to obtain accurate quotations, and the price of our stock could suffer a material decline.

•
Increase in Eligible Investors.   The reverse stock split would allow a broader range of institutions and other investors to continue to invest in our Common Stock, such as funds that are prohibited from buying stocks whose price is below a certain threshold, potentially increasing trading volume and liquidity.

•
Increased Broker Interest.   The reverse stock split would help increase broker interest in our Common Stock as their policies might discourage them from recommending companies with lower stock prices.  Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers.  Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in an individual shareholder paying transaction costs representing a higher percentage of its total share value than would be the case if the stock price were substantially higher.

•
Decreased Stock Price Volatility.   The Board of Directors believes that the increase in the stock price that it expects to result from the reverse stock split, if effected, could decrease stock price volatility, as small changes in the price of the Common Stock currently result in relatively large percentage changes in the stock price.

Possible Disadvantages of a Reverse Stock Split

The Board of Directors believes that the potential advantages of the reverse stock split significantly outweigh any disadvantages that could occur, and will only effect the reverse stock split, if approved, if it believes such advantages can be achieved.  Possible disadvantages of effecting a reverse stock split are:

•
A reverse stock split may not increase the price of the Common Stock to the level necessary for continued listing on The NASDAQ Capital Market.  Although the Board of Directors expects that a reverse stock split will result in an increase in the price of the Common Stock, the effect of a reverse stock split cannot be predicted with certainty.  Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the stock price.  As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the stock price will increase to the level necessary for continued listing on The NASDAQ Capital Market for the required ten-day period during the compliance period, or that the stock price will not decrease in the future.

•
A reverse stock split may decrease the trading market for our Common Stock.   Because the reverse stock split will reduce the number of shares of Common Stock available in the public market, the trading market for, and/or overall valuation of, the Common Stock may be harmed, particularly if the stock price does not increase to the level necessary for continued listing on The NASDAQ Capital Market.

•
A reverse stock split may leave certain shareholders with “odd lots.”  A reverse stock split may result in some shareholders owning “odd lots” of fewer than 100 shares of our Common Stock.  “Odd lot” shares may be more difficult to sell, and brokerage commissions and other costs of transactions in “odd lots” are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effects of a Reverse Stock Split

General

If the reverse stock split proposals are approved and implemented, the principal effects will be to decrease the number of issued and outstanding shares of the Common Stock held by shareholders of record based on the reverse stock split ratio selected by the Board of Directors and decrease proportionately the number of authorized shares of Common Stock.  As of September 30, 2010, 40,138,324 shares of Common Stock were issued and outstanding.  Based on this number of shares issued and outstanding and, for illustrative purposes only, assuming a reverse stock split ratio of 1-for-4, we would have approximately 10,034,581 shares of Common Stock outstanding immediately following the completion of the reverse stock split, without giving effect to the treatment of fractional shares discussed below.

The reverse stock split will not affect the registration of the Common Stock under the Exchange Act.  Following a reverse stock split, the Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “APPY” unless we are unable to maintain the minimum bid price requirements of The NASDAQ Capital Market after the reverse stock split.  However, the Common Stock will have a new CUSIP number.

Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by a reverse stock split, other than as a result of the treatment of fractional shares as described below.  The number of shareholders of record will not be affected by a reverse stock split, and, except for the minor difference described below regarding treatment of fractional shares, each shareholder will hold the same percentage of Common Stock immediately following a reverse stock split as such shareholder held immediately prior to the reverse stock split.

No fractional shares to be issued

The Company will not issue fractional shares or scrips in connection with a reverse stock split; instead any fraction that results will be rounded up to the next whole number of shares of post-reverse split common stock.  For example, if a shareholder holds 125 shares of Common Stock and the Board of Directors effects a 1-for-4 reverse stock split, that shareholder would hold 32 shares following the reverse stock split, rather than 31.25 shares.

Effect on par value

The proposed Articles of Amendment to the Articles related to a reverse stock split will not add a par value of the Common Stock, which will remain as no par value shares.

Effect on authorized, but unissued, shares of Common Stock

Currently, under the Articles, the Company is authorized to issue up to a total of 60,000,000 shares, all of which are designated as Common Stock.  The number of authorized shares of Common Stock will not be adjusted if a reverse stock split of 1-for-2 is effected.  If a reverse stock split of 1-for-3, 1-for-4 or 1-for-5 is effected, an amendment to the Articles will be made to reduce the number of authorized shares from 60,000,000 to 30,000,000.  If a reverse stock split of 1-for-6 is effected, an amendment to the Articles will be made to reduce the number of authorized shares from 60,000,000 to 20,000,000.  The Board of Directors believes that such reductions will provide the shareholders with appropriate assurance that the number of shares subsequently issued will not lead to significant dilution of then-existing shareholder ownership without the need for the Company to seek shareholder approval of such future issuance, but will also not reduce the number of authorized shares below a number where the Company would be unable to take advantage of future business opportunities on a timely basis.

Effect on our 2002 Stock Incentive Plan and outstanding warrants

Under our 2002 Stock Incentive Plan (the “Plan”), the number of shares reserved and available for issuance and the number, exercise price, grant price or purchase price of shares subject to all outstanding awards will be proportionately adjusted based on the reverse stock split ratio selected by the Board of Directors, if the reverse stock split is effected.  As a result, using the Plan numbers included under “Proposal Two – Adoption of an Amendment to the 2002 Stock Incentive Plan” and assuming that such Proposal Two is approved and (for illustrative purposes only) that a 1-for-4 reverse stock split is effected, the approximately 1,005,000 shares that would be available for future issuance under the Plan would be adjusted to approximately 251,250 shares (subject to increase as and when awards made under the Plan expire or are forfeited and are returned in accordance with the terms of the Plan).  For individual holders, the number of shares subject to outstanding awards would be reduced by a factor of 4 and, in the case of outstanding stock options, the exercise price per share would be increased by a multiple of 4, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same.  For example, an outstanding stock option for 4,000 shares of Common Stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-4 reverse stock split ratio into an option exercisable for 1,000 shares of Common Stock at an exercise price of $4.00 per share.

The number of shares of Common Stock issuable upon exercise of outstanding warrants and the applicable exercise price will be adjusted similarly as described above in proportion to the reverse stock split ratio.

No dissenters rights

Under the Colorado Business Corporation Act, shareholders are not entitled to dissenters’ or appraisal rights with respect to the proposal to effect the reverse stock split, and we will not independently provide shareholders with any such right.

No going private transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Effects on registered and beneficial holders

If the reverse stock split is effected, we intend to treat beneficial holders (i.e., shareholders that hold their shares in “street name” through a broker, nominee, fiduciary or other custodian) in the same manner as registered shareholders whose shares are registered in their names.  Brokers, nominees, fiduciaries or other custodians will be instructed to effect the reverse stock split for their beneficial holders holding shares in “street name.”  However, these brokers, nominees, fiduciaries or other custodians may have their own procedures for processing the reverse stock split.  Shareholders that hold shares with a broker, nominee, fiduciary or other custodian and have questions in this regard are encouraged to contact their broker, nominee, fiduciary or other custodian.

Effect on registered book-entry holders

Our registered shareholders may hold some or all of their shares in book-entry form.  These shareholders will not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on holders of registered certificated shares

Some registered shareholders hold their shares of Common Stock in certificate form.  If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time.  The transmittal letter will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent.  Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued a new stock certificate representing the appropriate number of post-split shares.  No new certificated shares will be issued until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

Accounting matters

The proposed Articles of Amendment to our Articles will not affect the par value of our Common Stock per share.  As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will not change due to the reverse stock split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Material U.S. federal income tax consequences of the reverse stock split

The following is a summary of certain U.S. federal income tax consequences to holders of Common Stock of the reverse stock split.  It does not address any state, local or foreign income or other tax consequences.  It applies to you only if you hold your Common Stock as a capital asset for tax purposes.  This section does not apply to you if you are a member of a class of holders subject to special rules, such as (i) a dealer in securities, (ii) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (iii) a financial institution or insurance company, (iv) a tax-exempt organization, (v) a person that holds Common Stock as part of a hedge, straddle, conversion or other “synthetic security”, (vi) certain U.S. expatriates, (vii) a person whose functional currency for tax purposes is not the U.S. dollar, (viii) a person that has acquired his or her Common Stock upon exercise of an employee stock option or otherwise as compensation, (ix) investors in partnerships, limited liability companies, and other pass-through entities, (x) persons who acquired their Common Stock through the exercise of options or warrants, or (xi) non-U.S. holders who are treated as holding their Common Stock effectively connected with the conduct of a U.S. trade or business.  This section is based on the Code, applicable Treasury regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and, therefore, subject to future changes in the law, possibly with retroactive effect.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Common Stock shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS.

U.S. federal income tax consequences to U.S. holders

A U.S. holder, as used herein, is a shareholder that is:  (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust that either is subject to the supervision of a court within the United States and has one or more United States persons with authority to control all of its substantial decisions or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

No gain or loss will be recognized by a U.S. holder upon such holder’s exchange of Common Stock for Common Stock pursuant to the reverse stock split.  The aggregate tax basis of the Common Stock received in the reverse stock split will be the same as the holder’s aggregate tax basis in the Common Stock exchanged therefor.  The U.S. holder’s holding period for the Common Stock received in the reverse stock split will include the period during which the holder held the Common Stock surrendered.

Reporting requirements

If the reverse stock split occurs, a U.S. holder will be required under Treasury Regulation Section 1.368-3 to file a statement with its U.S. federal income tax return setting forth its adjusted tax basis in the shares of the Company’s Common Stock as a result of the reverse stock split, and the fair market value of the shares of Common stock as of the date of the reverse stock split.  U.S. holders will be required to retain permanent records relating to these facts.  U.S. holders are urged to consult their tax advisors with respect to these records keeping, filing and any other tax reporting requirements.  Non-U.S. holders should consult their tax advisors regarding any reporting requirements that may apply to them.

U.S. federal income tax consequences to non-U.S. holders

No gain or loss will be recognized by a non-U.S. holder, defined as any beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, upon such holder’s exchange of Common Stock for Common Stock pursuant to the reverse stock split.  The aggregate tax basis of the Common Stock received in the reverse stock split will be the same as the holder’s aggregate tax basis in the Common Stock exchanged therefor.  The non-U.S. holder’s holding period for the Common Stock received in the reverse stock split will include the period during which the holder held the Common Stock surrendered.

A corporate non-U.S. holder’s “effectively connected” recognized gains may also, under certain circumstances, be subject to an additional “branch profits tax” on earnings and profits for the taxable year that are effectively connected to the conduct of a trade or business within the United States at a 30.0% gross rate (or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate).

AspenBio Pharma, Inc. has not been, is not, and does not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

Tax consequences to the Company

We will not recognize any gain or loss as a result of the reverse stock split.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that:  (a) any discussion of U.S. federal tax issues in this Proxy Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT AND APPROVE A CORRESPONDING AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, AND, AS APPLICABLE, REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, SUBJECT TO THE BOARD OF DIRECTORS’ AUTHORITY TO ABANDON SUCH AMENDMENT.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s 2008 Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Reports on Form 10-Q for the two quarters ended June 30, 2010.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one proxy statement and annual report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy now or in the future may contact us through at our corporate offices at 1585 South Perry Street, Castle Rock, CO 80104, or by telephone: (303) 794-2000.

Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our corporate offices at 1585 South Perry Street, Castle Rock, CO 80104, or by telephone: (303) 794-2000 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS

AspenBio Pharma, Inc. expects to hold its next annual meeting of shareholders in July 2011.  Proposals from shareholders intended to be present at the next annual meeting of shareholders should be addressed to AspenBio Pharma Inc., Attention: Corporate Secretary, 1585 S. Perry Street, Castle Rock, Colorado, 80104 and we must receive the proposals by January 31, 2011.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy for next year’s annual meeting in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After January 31, 2011 any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.  The same date, January 31, 2011, is also the due date for any shareholder nominations for director for the 2011 Proxy Statement.  AspenBio Pharma, Inc. is a smaller reporting company and, as such, is not subject to the “proxy access” rules of the Securities and Exchange Commission that may become effective for other reporting companies on November 15, 2010.  Any nominations for director positions will be accepted in accordance with the procedures described in this Proxy Statement under the heading “Procedures for Nominating a Director Candidate” as long as such nomination is properly submitted by the due date set forth above.

             BY ORDER OF THE BOARD OF DIRECTORS:

             ASPENBIO, PHARMA, INC.
             Gail S. Schoettler, Chair of the Board of Directors

APPENDIX A

PROPOSAL NO. 2

AMENDMENT TO 2002 STOCK INCENTIVE PLAN

The Company is seeking approval of the following amendment to Section 4 of the Plan:

4.           The Common Stock.  The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Option Committee is authorized to grant Options and Rights to Purchase with respect to, a total number, not in excess of 6,800,000 shares of Common Stock, either treasury or authorized but unissued or the number and kind of shares of stock or other securities which in accordance with Section 16 of this Plan shall be substituted for the 6,800,000 shares or into which such 6,800,000 shares shall be adjusted.  All or any unsold shares subject to an Option or Right to Purchase that for any reason expires or otherwise terminates may again be made subject to Options or Rights to Purchase under the Plan.  No person may be granted Options or Rights to Purchase under this Plan covering in excess of an aggregate of 500,000 Option Shares and shares of Restricted Stock in any calendar year, subject to adjustments in connection with Section 16 of this Plan.

A-1

APPENDIX B

PROPOSAL NO. 4

AMENDMENT TO THE ARTICLES OF INCORPORATION, AS AMENDED

AspenBio Pharma, Inc., a Colorado corporation (the “corporation”), pursuant to the provisions of the Colorado Business Corporation Act, hereby amends its Articles of Incorporation, as amended, as filed with the Secretary of State on July 24, 2000, and amended on December 26, 2001, May 10, 2004, and November 9, 2005.  These Articles of Amendment was adopted by vote of the corporation’s Board of Directors on ____________, 201_ , and by vote of the corporation’s shareholders on November 22, 2010.

1.           The first sentence of  Article THIRD of the Articles of Incorporation is hereby amended to read as follows:

“THIRD:                      (1)           The aggregate number of shares which the corporation shall have authority to issue is [*] shares of common stock.”

2.           A new paragraph (1)(d) is added to Article THIRD of the Articles of Incorporation, as follows:

“(d) Combination and Reverse Stock Split.  Upon the filing and effectiveness of this amendment to this corporation’s Articles of Incorporation (the “Effective Time”) pursuant to Colorado law, each [**] shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined in one validly issued, fully paid and nonassessable share of common stock, without any action by the holder thereof.  This corporation will not issue fractional shares of common stock in connection with the combination; instead, each fractional share that would otherwise result from the combination shall be rounded up to one whole share of common stock.  Each certificate representing shares of common stock outstanding as of the Effective Time will thereafter represent that corresponding number of post-combination shares.  Each person holding a certificate or certificates representing shares of common stock as of the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of common stock to which such person is entitled as a result of the combination.”

_______________________

*           Shareholders are being asked to approve, in the event that a 1-for-3, 1-for-4 or 1-for-5 reverse stock split is effected, a reduction in the authorized common stock to 30,000,000, and in the event that a 1-for-6 reverse stock split is effected, a reduction in the authorized common stock to 20,000,000.  The Articles of Amendment filed with the Secretary of State of the State of Colorado will include the actual number of authorized shares of common stock in accordance with the approval of the proposal by the shareholders.  The Board may also elect not to effect the reverse stock split, or to effect a 1-for-2 reverse stock split, in which case this paragraph of these Articles of Amendment will be abandoned.

**           Shareholders are being asked to approve the combination of any number of our pre-reverse split common stock between and including two and six into one share of our post-reverse split common stock.  The Articles of Amendment filed with the Secretary of State of the State of Colorado will include the actual exchange ratio determined by the Board of Directors.  The Board of Directors may also elect not to effect the reverse stock split, in which case these Articles of Amendment will be abandoned.  In accordance with the resolution to be adopted by the shareholders, the corporation will not implement any amendment providing for an exchange ratio outside the range described above.

B-1

PROXY

ASPENBIO PHARMA, INC.
1585 South Perry Street
Castle Rock, Colorado 80104
(303) 794-2000

ANNUAL MEETING OF SHAREHOLDERS – NOVEMBER 22, 2010

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of AspenBio Pharma, Inc. hereby constitutes and appoints Stephen T. Lundy and Jeffrey McGonegal, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Meeting of Shareholders to be held at Charlotte Marriott City Center, Charlotte, North Carolina 28202 on November 22, 2010, at 1:00 PM local time, and at any adjournment or adjournments thereof, upon the following:

Proposal One:  To elect the following nine persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:

Stephen T. Lundy	For / /	Withhold Authority to vote / /
Gail S. Schoettler	For / /	Withhold Authority to vote / /
Daryl J. Faulkner	For / /	Withhold Authority to vote / /
Douglas I. Hepler	For / /	Withhold Authority to vote / /
David E. Welch	For / /	Withhold Authority to vote / /
Mark J. Ratain	For / /	Withhold Authority to vote / /
Michael R. Merson	For / /	Withhold Authority to vote / /
John H. Landon	For / /	Withhold Authority to vote / /
Gregory S. Pusey	For / /	Withhold Authority to vote / /

Proposal Two:  Approval of an amendment to the 2002 Incentive Stock Plan, pursuant to which the number of reserved shares will be increased by 700,000 shares from 6,100,000 to 6,800,000 shares.

For /  /                         Against /  /                                Abstain /  /

Proposal Three:  Ratification of the appointment of GHP Horwarth, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

For /  /                         Against /  /                                Abstain /  /

Proposal Four:  Authorization to the Board of Directors to effect, in its discretion prior to February 4, 2011, a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least 1-for-2 and of up to 1-for-6, to be determined by the Board of Directors, and, in connection with such reverse stock split, approval of a corresponding amendment to the Company’s Articles of Incorporation, as amended, to reduce the total number of shares of Common Stock the Company is authorized to issue to 30,000,000 if a reverse stock split of 1-for-3, 1-for-4 or 1-for-5 is effected, or to 20,000,000 if a reverse stock split of 1-for-6 is effected, subject to the authority of the Board of Directors to abandon such amendment.

For /  /                         Against /  /                                Abstain /  /

In their discretion, the Proxy is authorized to vote upon such other business as lawfully may come before the Meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE OTHER PROPOSALS LISTED ABOVE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date:  _______________________

Signature(s)

Address if different from that on envelope:

Street Address

City, State and Zip Code

Please check if you intend to be present at the meeting: